                                                                    Exhibit 4(f)

                                                                [EXECUTION COPY]

                             INTERCREDITOR AGREEMENT

                                   Dated as of

                                December 9, 1999

                                  BY AND AMONG

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,

                         not in its individual capacity
                         but solely as Trustee under the
                 Northwest Airlines Pass Through Trust 1999-3G,
                  Northwest Airlines Pass Through Trust 1999-3B
                                       and
                  Northwest Airlines Pass Through Trust 1999-3C

                      MORGAN STANLEY CAPITAL SERVICES, INC.

                          as Class G Liquidity Provider
                           Class B Liquidity Provider
                                       and
                           Class C Liquidity Provider,

                       STATE STREET BANK AND TRUST COMPANY

                      not in its individual capacity except
                        as expressly set forth herein but
               solely as Subordination Agent and trustee hereunder

                                       AND

                           MBIA INSURANCE CORPORATION

                               as Policy Provider
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                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                    ARTICLE I

DEFINITIONS

SECTION 1.1    Definitions...................................................2

                                   ARTICLE II

                        TRUST ACCOUNTS; CONTROLLING PARTY

SECTION 2.1    Agreement to Terms of Subordination; Payments from Monies
                  Received Only.............................................25
SECTION 2.2    Trust Accounts...............................................25
SECTION 2.3    Deposits to the Collection Account and Special Payments
                  Account...................................................26
SECTION 2.4    Distributions of Special Payments............................27
SECTION 2.5    Designated Representatives...................................30
SECTION 2.6    Controlling Party............................................30

                                   ARTICLE III

            RECEIPT, DISTRIBUTION AND APPLICATION OF AMOUNTS RECEIVED

SECTION 3.1    Written Notice of Distribution...............................32
SECTION 3.2    Distribution of Amounts on Deposit in the Collection
                  Account...................................................35
SECTION 3.3    Distribution of Amounts on Deposit Following a Triggering
                  Event.....................................................37
SECTION 3.4    Other Payments...............................................39
SECTION 3.5    Payments to the Trustees, the Liquidity Providers and the
                  Policy Provider...........................................40
SECTION 3.6    Liquidity Facilities.........................................40
SECTION 3.7    The Policy...................................................46

                                   ARTICLE IV

                              EXERCISE OF REMEDIES

SECTION 4.1    Directions from the Controlling Party........................50
SECTION 4.2    Remedies Cumulative..........................................51
SECTION 4.3    Discontinuance of Proceedings................................51
SECTION 4.4    Right of Certificateholders to Receive Payments Not to Be
                  Impaired..................................................51
SECTION 4.5    Undertaking for Costs........................................51

                                    ARTICLE V

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                                                                          Page
                                                                          ----

                       DUTIES OF THE SUBORDINATION AGENT;
                          AGREEMENTS OF TRUSTEES, ETC.

SECTION 5.1    Notice of Indenture Default or Triggering Event..............52
SECTION 5.2    Indemnification..............................................52
SECTION 5.3    No Duties Except as Specified in Intercreditor Agreement.....53
SECTION 5.4    Notice from the Liquidity Providers and Trustees.............53

                                   ARTICLE VI

                             THE SUBORDINATION AGENT

SECTION 6.1    Authorization; Acceptance of Trusts and Duties...............53
SECTION 6.2    Absence of Duties............................................54
SECTION 6.3    No Representations or Warranties as to Documents.............54
SECTION 6.4    No Segregation of Monies; No Interest........................54
SECTION 6.5    Reliance; Agents; Advice of Counsel..........................54
SECTION 6.6    Capacity in Which Acting.....................................55
SECTION 6.7    Compensation.................................................55
SECTION 6.8    May Become Certificateholder.................................55
SECTION 6.9    Subordination Agent Required; Eligibility....................55
SECTION 6.10   Money to Be Held in Trust....................................56

                                   ARTICLE VII

                     INDEMNIFICATION OF SUBORDINATION AGENT

SECTION 7.1    Scope of Indemnification.....................................56

                                  ARTICLE VIII

                          SUCCESSOR SUBORDINATION AGENT

SECTION 8.1    Replacement of Subordination Agent; Appointment of
                  Successor.................................................56

                                   ARTICLE IX

                           SUPPLEMENTS AND AMENDMENTS

SECTION 9.1    Amendments, Waivers, Etc.....................................57
SECTION 9.2    Subordination Agent Protected................................59
SECTION 9.3    Effect of Supplemental Agreements............................59
SECTION 9.4    Notice to Rating Agencies....................................59
SECTION 9.5    Addition of Class D Trustee..................................59

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                                                                          Page
                                                                          ----

                                   ARTICLE X

                                 MISCELLANEOUS

SECTION 10.1   Termination of Intercreditor Agreement.......................60
SECTION 10.2   Intercreditor Agreement for Benefit of Trustees, Liquidity
                  Providers, the Policy Provider and Subordination Agent....60
SECTION 10.3   Notices......................................................60
SECTION 10.4   Severability.................................................61
SECTION 10.5   No Oral Modifications or Continuing Waivers..................62
SECTION 10.6   Successors and Assigns.......................................62
SECTION 10.7   Headings.....................................................62
SECTION 10.8   Counterpart Form.............................................62
SECTION 10.9   Subordination................................................62
SECTION 10.10  Governing Law................................................63
SECTION 10.11  Submission to Jurisdiction; Waiver of Jury Trial; Waiver of
                  Immunity..................................................64

                             INTERCREDITOR AGREEMENT

            INTERCREDITOR AGREEMENT dated as of December 9, 1999, by and among STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association ("State Street of Connecticut"), not in its individual capacity but solely as Trustee of each Trust (each as defined below), MORGAN STANLEY CAPITAL SERVICES, INC., a Delaware corporation, ("MSCS"), as Class G Liquidity Provider, MSCS, as Class B Liquidity Provider, MSCS, as Class C Liquidity Provider, STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VIII hereof, the "Subordination Agent"), and MBIA INSURANCE CORPORATION, a New York stock insurance company, ("MBIA"), as the Policy Provider.

            WHEREAS, all capitalized terms used herein shall have the respective meanings referred to in Article I hereof;

            WHEREAS, pursuant to each Indenture (i) in the case of each Aircraft that is owned by Northwest at the time such Indenture is entered into (the "Owned Aircraft"), Northwest will issue on a recourse basis three series of Equipment Notes to finance the purchase of such Aircraft, and (ii) in the case of each Aircraft that is leased to Northwest pursuant to a related Lease at the time such Indenture is entered into (the "Leased Aircraft"), the related Owner Trustee will issue on a nonrecourse basis three series of Equipment Notes to finance the purchase of such Aircraft;

            WHEREAS, pursuant to the Financing Agreements, each Trust will acquire Equipment Notes having an interest rate equal to the interest rate applicable to the Certificates to be issued by such Trust;

            WHEREAS, pursuant to each Trust Agreement, the Trust created thereby proposes to issue a single class of Certificates (a "Class") bearing the interest rate and having the final distribution date described in such Trust Agreement on the terms and subject to the conditions set forth therein;

            WHEREAS, pursuant to the Underwriting Agreement (as defined below), the Underwriters propose to purchase the Certificates issued by each Trust in the aggregate face amount set forth opposite the name of such Trust on Schedule I thereto on the terms and subject to the conditions set forth therein;

            WHEREAS, each Liquidity Provider proposes to enter into a revolving credit agreement (each, a "Liquidity Facility") with the Subordination Agent, as agent for the Trustee of each Trust, for the benefit of the Certificateholders of such Trust;

            WHEREAS, Morgan Stanley Dean Witter & Co. will guarantee in full, pursuant to separate guarantee agreements dated as of the date hereof (each, a "Liquidity Guarantee Agreement"), the obligations of MSCS under the Liquidity Facilities;

            WHEREAS, the Policy Provider proposes to enter into the Policy Provider Agreement providing for the issuance by the Policy Provider of the Policy for the benefit of the Class G Trustee and Class G Certificateholders; and

            WHEREAS, it is a condition precedent to the obligations of the Underwriters under the Underwriting Agreement that the Subordination Agent, the Trustees, the Liquidity Providers and the Policy Provider agree to the terms of subordination set forth in this Agreement in respect of each Class of Certificates, and the Subordination Agent, the Trustees, the Liquidity Providers and the Policy Provider, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement.

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

            SECTION 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (2) all references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

            (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

            (4) the term "including" shall mean "including without limitation".

            "Acceleration" means, with respect to the amounts payable in respect of the Equipment Notes issued under any Indenture, the declaration or deemed declaration of such amounts to be immediately due and payable. "Accelerate" and "Accelerated" have meanings correlative to the foregoing.

            "Accrued Class G Interest" has the meaning assigned to such term in
      Section 3.7(a).

            "Adjusted Expected Distributions" means with respect to the Certificates of any Class on any Current Distribution Date the sum of (x) the amount of accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits related to such Trust) plus (y) the greater of:

                  (A) the difference between (x) the Pool Balance of such
            Certificates as of the immediately preceding Distribution Date (or if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the NonPerforming Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes has been paid when due (but without giving effect to any Acceleration of Performing Equipment Notes) and has been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust which have been sold pursuant to the terms hereof have been paid in full and such payments have been distributed to the holders of such Certificates but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust) and

                  (B) the amount of the excess, if any, by which (i) the Pool
            Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

      provided that, until the date of the initial LTV Appraisals, clause (B) above shall not be applicable.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Aggregate LTV Collateral Amount" means for any Class of Certificates for any Distribution Date (i) the sum of the applicable LTV Collateral Amounts for each Leased Aircraft and Owned Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

            "Aircraft" means, with respect to any Indenture, the "Aircraft" referred to therein.

            "Appraised Current Market Value" of any Leased Aircraft or Owned Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft.

            "Appraisers" means Aircraft Information Systems, Inc., AvSOLUTIONS, Inc. and Morten Beyer and Agnew, Inc.

            "Available Amount" means, with respect to any Liquidity Facility on any drawing date, an amount equal to (a) the Stated Amount of such Liquidity Facility, less (b) the amount of each Interest Drawing honored by the Liquidity Provider under such Liquidity Facility on or prior to such date which has not been reimbursed or reinstated as provided in
      Section 3.6(g) hereof as of such date; provided that, following a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing under such Liquidity Facility, the Available Amount of such Liquidity Facility shall be zero.

            "Business Day" means any day other than a Saturday or Sunday or a day on which, for purposes the Policy and the Policy Provider, insurance companies in New York, New York and, for all such and all other purposes hereunder, commercial banks are required or authorized to close in Minneapolis, Minnesota, New York, New York, or the city and state in which any Trustee, the Subordination Agent or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds. Solely with respect to draws under any Liquidity Facility, Business Day shall also include a "Business Day" as defined in such Liquidity Facility.

            "Cash Collateral Account" means the Class G Cash Collateral Account, the Class B Cash Collateral Account or the Class C Cash Collateral Account, as applicable.

            "Certificate" means a Class G Certificate, a Class B Certificate or a Class C Certificate, as applicable.

            "Certificateholder" means any holder of one or more Certificates.

            "Class" has the meaning assigned to such term in the preliminary statements to this Agreement.

            "Class B Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class B Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) shall be deposited.

            "Class B Certificateholder" means, at any time, any holder of one or more Class B Certificates.

            "Class B Certificates" means the certificates issued by the Class B Trust, substantially in the form of Exhibit A to the Class B Trust Agreement, and authenticated by the Class B Trustee, representing fractional undivided interests in the Class B Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class B Trust Agreement.

            "Class B Liquidity Facility" means, initially, the Revolving Credit Agreement dated as of December 9, 1999, by and between the Subordination Agent, as agent and trustee of the Class B Trustee, and the Class B Liquidity Provider, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class B Liquidity Provider" means MSCS, together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace the Class B Liquidity Facility pursuant to Section 3.6(e).

            "Class B Trust" means Northwest Airlines 1999-3B Pass Through Trust created and administered pursuant to the Class B Trust Agreement.

            "Class B Trust Agreement" means the Pass Through Trust Agreement, as supplemented by Trust Supplement No. 1999-3B thereto dated as of December 9, 1999, by and among Northwest, the Guarantor and the Trustee, governing the creation and administration of the Class B Trust and the issuance of the Class B Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class B Trustee" means State Street of Connecticut, not in its individual capacity except as expressly set forth in the Class B Trust Agreement, but solely as trustee under the Class B Trust Agreement, together with any successor trustee appointed pursuant thereto.

            "Class C Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent and maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class C Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) shall be deposited.

            "Class C Certificateholder" means, at any time, any holder of one or more Class C Certificates.

            "Class C Certificates" means the certificates issued by the Class C Trust, substantially in the form of Exhibit A to the Class C Trust Agreement, and authenticated by the Class C Trustee, representing fractional undivided interests in the Class C Trust, and any certificates issued in exchange therefor or in replacement thereof pursuant to the terms of the Class C Trust Agreement.

            "Class C Liquidity Facility" means, initially, the Revolving Credit Agreement dated as of December 9, 1999, by and between the Subordination Agent, as agent and trustee of the Class C Trustee, and the Class C Liquidity Provider and, from and after the replacement of such Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class C Liquidity Provider" means MSCS, together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace the Class C Liquidity Facility pursuant to Section 3.6(e).

            "Class C Trust" means Northwest Airlines 1999-3C Pass Through Trust created and administered pursuant to the Class C Trust Agreement.

            "Class C Trust Agreement" means the Pass Through Trust Agreement, as supplemented by Trust Supplement No. 1999-3C thereto dated as of December 9, 1999, by and among Northwest, the Guarantor and the Trustee, governing the creation and administration of the Class C Trust and the issuance of the Class C Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class C Trustee" means State Street of Connecticut, not in its individual capacity except as expressly set forth in the Class C Trust Agreement, but solely as trustee under the Class C Trust Agreement, together with any successor trustee appointed pursuant thereto.

            "Class D Certificates" means the pass through certificates, if any, issued by Northwest Airlines, Inc. and designated Series 1999-3D, in connection with a secured financing of an Owned Aircraft or a Leased Aircraft.

            "Class D Trustee" means the trustee of the trust relating to the Class D Certificates.

            "Class G Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class G Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) shall be deposited.

            "Class G Certificateholder" means, at any time, any holder of one or more Class G Certificates.

            "Class G Certificates" means the certificates issued by the Class G Trust, substantially in the form of Exhibit A to the Class G Trust Agreement, and authenticated by the Class G Trustee, representing fractional undivided interests in the Class G Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class G Trust Agreement.

            "Class G Deposits" means the Deposits with respect to the Class G Certificates.

            "Class G Liquidity Facility" means, initially, the Revolving Credit Agreement dated as of December 9, 1999, by and between the Subordination Agent, as agent and trustee of the Class G Trustee, and the Class G Liquidity Provider, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class G Liquidity Provider" means MSCS, together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace the Class G Liquidity Facility pursuant to Section 3.6(e).

            "Class G Paying Agent Account" means the Paying Agent Account as defined in the Escrow and Paying Agent Agreement relating to the Class G Certificates.

            "Class G Trust" means Northwest Airlines 1999-3G Pass Through Trust created and administered pursuant to the Class G Trust Agreement.

            "Class G Trust Agreement" means the Pass Through Trust Agreement, as supplemented by Trust Supplement No. 1999-3G thereto dated as of December 9, 1999, by and among Northwest, the Guarantor and the Trustee, governing the creation and administration of the Class G Trust and the issuance of the Class G Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class G Trustee" means State Street of Connecticut, not in its individual capacity except as expressly set forth in the Class G Trust Agreement, but solely as trustee under the Class G Trust Agreement, together with any successor trustee appointed pursuant thereto.

            "Closing Date" means December 9, 1999.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

            "Collateral" has the meaning assigned to such term in the Owned Aircraft Indentures.

            "Collection Account" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2 which the Subordination Agent shall make deposits in and withdrawals from in accordance with this Agreement.

            "Controlling Party" means the Person entitled to act as such pursuant to the terms of Section 2.6.

            "Corporate Trust Office" means, with respect to any Trustee, the Subordination Agent or any Loan Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.

            "Current Distribution Date" means a Distribution Date specified as a reference date for calculating the Adjusted Expected Distributions or Expected Distributions with respect to the Certificates of any Trust as of such Distribution Date.

            "Defaulted Series G Equipment Note" has the meaning assigned to such term in Section 3.7(c).

            "Delivery Period Expiry Date" means July 31, 2000.

            "Deposit Agreement" shall mean, with respect to any Class, the Deposit Agreement pertaining to such Class dated the date hereof between the Escrow Agent, and the Depositary, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Depositary" means ABN AMRO Bank N.V. as depositary under the Deposit Agreement relating to Class G, Class B and Class C Certificates.

            "Deposits" with respect to any Class, shall have the meaning set forth in the Deposit Agreement pertaining to such Class.

            "Designated Representatives" means the Subordination Agent Representatives, Trustee Representatives and the Provider Representatives identified under Section 2.5.

            "Disposition Payment" has the meaning assigned to such term in
      Section 3.7(b).

            "Distribution Date" means a Regular Distribution Date or a Special Distribution Date.

            "Dollars" or "$" means United States dollars.

            "Downgrade Drawing" has the meaning assigned to such term in Section 3.6(c).

            "Downgraded Facility" has the meaning assigned to such term in
      Section 3.6(c).

            "Drawing" means an Interest Drawing, a Non-Extension Drawing, a Final Drawing or a Downgrade Drawing, as the case may be.

            "Election Distribution Date" has the meaning assigned to such term in Section 3.7(c).

            "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent. An Eligible Deposit Account may be maintained with a Liquidity Provider so long as such Liquidity Provider is an Eligible Institution (as defined below); provided that such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

            "Eligible Institution" means, subject to the last sentence of subsection 2.2(c), (a) the corporate trust department of the Subordination Agent or any Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent.

            "Eligible Investments" means (a) investments in obligations of, or guaranteed by, the United States Government having maturities no later than 90 days following the date of such investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with a short-term unsecured debt rating issued by Moody's and Standard & Poor's of at least A-1 and P-1, respectively, and, if rated by Fitch, F-1, having maturities no later than 90 days following the date of such investment or
      (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; provided, however, that (x) all Eligible Investments that are bank obligations shall be denominated in U.S. dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank's capital surplus; provided further that (1) any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution, and (2) all such investments set forth in (a), (b) and (c) above mature no later than the Business Day immediately preceding the next Regular Distribution Date; provided further, however, that in the case of any Eligible Investment issued by a domestic branch of a foreign bank, the income from such investment shall be from sources within the United States for purposes of the Code. Notwithstanding the foregoing, no investment of the types described in clause (b) or (c) above which is issued or guaranteed by a Liquidity Provider or Northwest or any of their respective Affiliates shall be an Eligible Investment.

            "Eligible Provider" has the meaning assigned to such term in Section 2.6(c).

            "Equipment Notes" means, at any time, the Series G Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes, collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

            "Escrow Agent" means First Security Bank, National Association, as escrow agent under each Escrow and Paying Agent Agreement, together with its successors in such capacity.

            "Escrow and Paying Agent Agreement" shall mean, with respect to any Class, the Escrow and Paying Agent Agreement pertaining to such Class, dated the date hereof, among the Escrow Agent, the Underwriters, the Trustee for such Class and the Paying Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Excess Reimbursement Obligations" means, (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents interest on the Series G Equipment Note in respect of which the Policy Provider Election has been made in excess of 18 months of interest at the interest rate applicable to such Series G Equipment Note and (b) any interest on the Liquidity Obligations in respect of the Liquidity Facilities paid by the Policy Provider to the Liquidity Providers from and after the end of the 18-month period referred to in
      Section 3.7(c) hereof.

            "Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits related to such Trust) and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (B) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that (1) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon redemption, prepayment, purchase or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (2) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to this Agreement has been paid in full and such payments distributed to the Certificateholders, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). For purposes of calculating Expected Distributions, any premium paid on the Equipment Notes held in any Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

            "Expiry Date" with respect to any Liquidity Facility, shall have the meaning set forth in such Liquidity Facility.

            "Fee Letter" with respect to any Liquidity Facility, shall have the meaning set forth in such Liquidity Facility.

            "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (a) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (b) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

            "Final Drawing" means, in respect of a Liquidity Facility, a borrowing or drawing, other than an Interest Drawing, a Downgrade Drawing or a Non-Extension Drawing, of all available and undrawn amounts under such Liquidity Facility in accordance with the provisions thereof.

            "Final Legal Distribution Date" means, for the Class G Certificates, October 1, 2020, for the Class B Certificates, October 1, 2016, and, for the Class C Certificates, October 1, 2011.

            "Final Order" has the meaning assigned to such term in the Policy.

            "Financing Agreement" means each of the Participation Agreements and the Note Purchase Agreement.

            "Fitch" means Fitch Investors Service, L.P.

            "Guarantor" means Northwest Airlines Corporation, a Delaware corporation and its successors and assigns.

            "Indemnification Agreement" means the Indemnification Agreement dated as of December 2, 1999 among Northwest, the Underwriters and the Policy Provider, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms

            "Indenture" means each of the Trust Indentures entered into by the Loan Trustee, and the Owner Trustee or Northwest, pursuant to the Note Purchase Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Indenture Default" means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture) thereunder.

            "Interest Drawing" has the meaning assigned to such term in Section 3.6(a).

            "Investment Earnings" means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Subordination Agent in making such investments.

            "Lease" means, with respect to any Indenture relating to a Leased Aircraft, the "Lease" referred to therein.

            "Leased Aircraft" has the meaning assigned to such term in the preliminary statements of this Agreement.

            "Lien" means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease, sublease, sub-sublease or security interest of any kind, including, without limitation, any thereof arising under any conditional sales or other title retention agreement.

            "Liquidity Event of Default" with respect to any Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

            "Liquidity Expenses" means all Liquidity Obligations other than (i) the principal amount of any Drawings under the Liquidity Facilities and
      (ii) any interest accrued on any Liquidity Obligations.

            "Liquidity Facility" means, at any time, the Class G Liquidity Facility, the Class B Liquidity Facility or the Class C Liquidity Facility, as applicable.

            "Liquidity Guarantee Agreement" has the meaning assigned to such term in the preliminary statements to this Agreement.

            "Liquidity Guarantee Event" has the meaning assigned to such term in
      Section 3.6(c).

            "Liquidity Guarantor" means the guarantor, if any, of a Liquidity Provider's obligations under its Liquidity Facility if the short-term unsecured debt rating of such Liquidity Provider is based upon the rating of such guarantor. Initially, Morgan Stanley Dean Witter & Co. will be a Liquidity Guarantor in respect of the obligations of MSCS under the Liquidity Facilities.

            "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities, the Fee Letter and Section 7 of the Participation Agreements.

            "Liquidity Provider" means, at any time, the Class G Liquidity Provider, the Class B Liquidity Provider or the Class C Liquidity Provider, as applicable.

            "Loan Trustee" means, with respect to any Indenture, the indenture trustee thereunder.

            "LTV Appraisal" means a current fair market appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

            "LTV Collateral Amount" of any Leased Aircraft or Owned Aircraft for any Class of Certificates on any Distribution Date means the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease (in the case of a Leased Aircraft) or Indenture (in the case of an Owned Aircraft), the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes held by the Subordination Agent secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

            "LTV Ratio" means, for the Class G Certificates, 44.3%, for the Class B Certificates, 64.1%, and, for the Class C Certificates, 72.2%.

            "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (a) 75% of the Appraised Current Market Value of such Aircraft and (b) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

            "Moody's" means Moody's Investors Service, Inc.

            "MSCS" means Morgan Stanley Capital Services, Inc.

            "New Aircraft" has the meaning assigned to such term in the Note Purchase Agreement.

            "Non-Controlling Parties" means, collectively, at any time, the Policy Provider, the Trustees and the Liquidity Providers which are not the Controlling Party at such time.

            "Non-Extended Facility" has the meaning assigned to such term in
      Section 3.6(d).

            "Non-Extension Drawing" has the meaning assigned to such term in
      Section 3.6(d).

            "Non-Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture that is not a Performing Equipment Note.

            "Northwest" means Northwest Airlines, Inc., a Minnesota corporation, and its successors and assigns.

            "Northwest Bankruptcy Event" means the occurrence and continuation of any of the following:

                  (a) the commencement of an involuntary case or other
            proceeding in respect of Northwest in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Northwest or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of ninety (90) consecutive days or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Northwest, a receiver, trustee or liquidator of Northwest, or of any substantial part of its property, or sequestering any substantial part of the property of Northwest and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or

                  (b) the commencement by Northwest of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Northwest to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Northwest or for all or substantially all of its property, or the making by Northwest of any assignment for the benefit of creditors or the taking by Northwest of any corporate action to authorize any of the foregoing.

            "Northwest Provisions" has the meaning provided in Section 9.1(a).

            "Note Purchase Agreement" means the Note Purchase Agreement dated as of December 9, 1999 among Northwest, each Trustee, the Escrow Agent, the Subordination Agent and the Paying Agent.

            "Notice of Avoided Payment" has the meaning assigned to such term in the Policy.

            "Notice of Nonpayment" has the meaning assigned to such term in the Policy.

            "NWA Corp." means Northwest Airlines Corporation (formerly known as Newbridge Parent Corporation), a Delaware corporation, and its successors and assigns.

            "Officer's Certificate" of any Person means a certification signed by a Responsible Officer of such Person.

            "Operative Agreements" means this Agreement, the Liquidity Facilities, the Policy, the Policy Provider Agreement, the Policy Fee Letter, the Fee Letter, the Indentures, the Trust Agreements, the Underwriting Agreement, the Financing Agreements, the Leases, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing and each of the other documents and instruments referred to in the definitions of "Operative Documents" contained in the Leases or any Owned Aircraft Indenture.

            "Outstanding" means, when used with respect to each Class of Certificates, as of the date of determination, all Certificates of such Class theretofore authenticated and delivered under the related Trust Agreement, except:

                        (i) Certificates of such Class theretofore cancelled by
            the Registrar (as defined in such Trust Agreement) or delivered to the Trustee thereunder or such Registrar for cancellation;

                        (ii) Certificates of such Class for which money in the
            full amount required to make the final distribution with respect to such Certificates pursuant to Section 11.01 of such Trust Agreement has been theretofore deposited with the related Trustee in trust for the holders of such Certificates as provided in Section 4.01 of such Trust Agreement pending distribution of such money to such Certificateholders pursuant to such final distribution payment; and

                        (iii) Certificates of such Class in exchange for or in
            lieu of which other Certificates have been authenticated and delivered pursuant to such Trust Agreement;

      provided, however, that in determining whether the holders of the requisite Outstanding amount of such Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificates owned by Northwest or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether such Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that such Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not Northwest or any of its Affiliates.

            "Overdue Scheduled Payment" means any Scheduled Payment which is not in fact received by the Subordination Agent within five days of the Scheduled Payment Date relating thereto.

            "Owned Aircraft" has the meaning assigned to such term in the preliminary statements of this Agreement.

            "Owned Aircraft Indenture" means, with respect to each Owned Aircraft, the Indenture pertaining to such Aircraft.

            "Owner Participant" means, with respect to any Indenture pertaining to a Leased Aircraft, the Owner Participant (as defined therein) and any permitted successor or assign of such Owner Participant.

            "Owner Trustee" means, with respect to any Indenture pertaining to a Leased Aircraft, the Owner Trustee (as defined therein) not in its individual capacity but solely as trustee under the related owner trust agreement, together with any successor trustee appointed pursuant to such owner trust agreement.

            "Participation Agreements" means, with respect to each Indenture, the Participation Agreement referred to therein, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Pass Through Trust Agreement" means the Pass Through Trust Agreement, dated as of June 3, 1999 by and among the Guarantor, Northwest and the State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity except as expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee").

            "Payee" has the meaning assigned to such term in Section 2.4(e).

            "Paying Agent" means State Street Bank and Trust Company, as paying agent under each Escrow and Paying Agent Agreement, together with its successors in such capacity.

            "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any Acceleration thereof); provided that in the event of a bankruptcy proceeding involving Northwest under Title 11 of the United States Code (the "Bankruptcy Code"), (i) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period") shall not be taken into consideration, unless during such period the trustee in such proceeding or Northwest refuses to assume or agree to perform its obligations under the Lease related to such Equipment Notes (in the case of a Leased Aircraft) or under the Indenture related to such Equipment Note (in the case of an Owned Aircraft) and (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period.

            "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

            "Policy" means the MBIA Financial Guaranty Insurance Policy No. 30951 issued as of the Closing Date, by the Policy Provider in favor of the Subordination Agent, for the benefit of the Class G
      Certificateholders, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Policy Account" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2(a)(iii).

            "Policy Drawing" means any payment of a claim under the Policy.

            "Policy Expenses" means all amounts (including amounts in respect of expenses) owing to the Policy Provider under the Policy Provider Agreement, the Participation Agreements or the Note Purchase Agreement other than (i) the amount of any Policy Drawing and any interest accrued thereon, (ii) reimbursement of and interest on the Liquidity Obligations paid to the Liquidity Provider by the Policy Provider, (iii) any indemnity payments owed to the Policy Provider and (iv) any Excess Reimbursement Obligations.

            "Policy Fee Letter" means the fee letter, dated as of December 9, 1999 from the Policy Provider to Northwest setting forth the Premium and certain other amounts payable in respect of the Policy.

            "Policy Provider" means MBIA Insurance Corporation, or any successor thereto, as issuer of the Policy.

            "Policy Provider Agreement" means the Insurance and Indemnity Agreement, dated as of the date of issuance of the Certificates, between the Subordination Agent, as agent and trustee for the Class G Trustee, Northwest and the Policy Provider pursuant to which, among other things, the Subordination Agent agrees to reimburse the Policy Provider for amounts paid pursuant to claims made under the Policy.

            "Policy Provider Default" means the occurrence of any of the following events (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of Written Notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York Insurance Department or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

            "Policy Provider Election" has the meaning assigned to such term in
      Section 3.7(c).

            "Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider under the Policy Provider Agreement, but shall not include any interest on Policy Drawings except, if the Class G Liquidity Provider has failed to honor its obligation to make a payment on any Interest Drawing in respect of the Class G Certificates, interest on the portion of any Policy Drawing made to cover the shortfall attributable to such failure by the Liquidity Provider in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full, up to a maximum of three such Policy Drawings. For the avoidance of doubt, and subject to the effect of payment priorities with respect to Excess Reimbursement Obligations, Policy Provider Obligations include reimbursement of and interest on the Liquidity Obligations in respect of the Liquidity Facilities paid by the Policy Provider to the Liquidity Provider.

            "Policy Provider Rating" shall mean the respective ratings by each of the Ratings Agencies of the Policy Provider's financial strength and/or claims paying ability in respect of the Policy.

            "Policy Provider Threshold Rating" shall mean a Policy Provider Rating of Aaa by Moody's and AAA by Standard & Poor's.

            "Pool Balance" means, with respect to each Trust or the Certificates issued by any Trust, as of any date, (i) the original aggregate face amount of the Certificates of such Trust less (ii) the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, any payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on such date and, with respect to the Class G Trust, payments under the Policy for the benefit of the Class G Certificateholders (other than in respect of the Liquidity Facilities and interest on the Class G Certificates).

            "Post-Disposition Balance" has the meaning assigned to such term in
      Section 3.7(b).

            "Preference Amount" has the meaning assigned to such term in the Policy.

            "Premium" means the sum of (a) the premium payable in respect of the Policy on the Closing Date and on each Distribution Date thereafter in an amount equal to 1/2 of the product of (i) the Premium Percentage and (ii) with respect to the payment to be made on the Closing Date, the Pool Balance of the Class G Certificates on the Closing Date, or with respect to the payments to be made on each Distribution Date, the Pool Balance of the Class G Certificates on such Distribution Date after giving effect to any distributions to be made on such Distribution Date and (b) any additional amounts in connection with the prepayment of the Class G Certificates as due and when due in accordance with the Policy Fee Letter; provided, however, the Premium payable on the Closing Date shall be pro rated from the Closing Date to the first Distribution Date (based upon a 360 day year of twelve 30 day months).

            "Premium Percentage" shall have the meaning set forth in the Policy Fee Letter.

            "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

            "Provider Incumbency Certificate" has the meaning assigned to such term in Section 2.5(c).

            "Provider Representatives" has the meaning assigned to such term in
      Section 2.5(c).

            "PTC Event of Default" means, with respect to each Trust Agreement, the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class (unless, in the case of the Class G Certificates, the Subordination Agent shall have made a drawing under the Policy in an aggregate amount sufficient to pay such outstanding Pool Balance and shall have distributed such amount to the Class G Trustee) or (ii) interest due on such Certificates on any Distribution Date (unless, in the case of the Class G, Class B or Class C Certificates, the Subordination Agent shall have made an Interest Drawing or a withdrawal from the Cash Collateral Account or a drawing under the Policy with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

            "Rating Agencies" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. Initially, the Rating Agencies shall consist of Moody's and Standard & Poor's.

            "Ratings Confirmation" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

            "Regular Distribution Dates" means each April 1 and October 1, commencing on April 1, 2000; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

            "Replacement Liquidity Facility" means, for any Liquidity Facility, an irrevocable revolving credit agreement in substantially the form of the initial Liquidity Facility for such Trust, including reinstatement provisions or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the related Certificates (before downgrading of such ratings, if any, as a result of the circumstances identified in clauses (i) and (ii) of Section

      3.6(c), in each case, without regard to the Policy), and, in the case of the Class G Liquidity Facility only, be consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed, in a face amount (or an aggregate face amount) equal to the Required Amount for such Liquidity Facility and issued by a Replacement Liquidity Provider, provided that, if a form of Liquidity Facility that is not substantially in the form of the replaced Liquidity Facility is to be used, Northwest shall have received a satisfactory opinion of tax counsel satisfactory to Northwest with respect to such form of Replacement Liquidity Facility (and a copy of such opinion shall be furnished to the Subordination Agent).

            "Replacement Liquidity Provider" means a Person having unsecured debt ratings which are equal to or higher than the Threshold Rating.

            "Required Amount" means, with respect to each Liquidity Facility and each Cash Collateral Account related thereto, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related Class of Certificates, that would be payable on such Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of such Class of Certificates on such date and without regard to expected future payments of principal on such Class of Certificates. The Pool Balance for purposes of the definition of Required Amount with respect to the Class G Liquidity Facility shall, in the event of any Policy Provider Election, be deemed to be reduced by an amount (if positive) by which (a) the outstanding principal balance of the Series G Equipment Note in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Series G Equipment Note.

            "Responsible Officer" means (i) with respect to the Subordination Agent and each of the Trustees, any officer in the corporate trust administration department of the Subordination Agent or such Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject and (ii) with respect to each Liquidity Provider, any authorized officer or agent of such Liquidity Provider.

            "Scheduled Payment" means, with respect to any Equipment Note, (i) any payment of principal and interest on such Equipment Note (other than an Overdue Scheduled Payment) due from the obligor thereon or (ii) any payment of interest on the corresponding Class of Certificates with funds drawn under any Liquidity Facility (or under the Policy in the case of any Series G Equipment Note), which payment represents the installment of principal at the stated maturity of such installment of principal on such

      Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided that any payment of principal of, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

            "Scheduled Payment Date" means, with respect to any Scheduled Payment, the date on which such Scheduled Payment is scheduled to be made.

            "Section 2.4(b) Fraction" has the meaning assigned to such term in
      Section 2.4(b)(i).

            "Series B Equipment Notes" means the 9.485% Series B Equipment Notes issued pursuant to each Indenture by the related Owner Trustee or Northwest, as the case may be, and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

            "Series C Equipment Notes" means the 9.152% Series C Equipment Notes issued pursuant to each Indenture by the related Owner Trustee or Northwest, as the case may be, and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

            "Series D Equipment Notes" means the equipment notes, if any, issued pursuant to any Indenture by the related Owner Trustee or Northwest, as the case may be, and authenticated by the Loan Trustee thereunder, and designated as "Series D" thereunder, and any such equipment notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

            "Series G Equipment Notes" means the 7.935% Series G Equipment Notes issued pursuant to each Indenture by the related Owner Trustee or Northwest, as the case may be, and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

            "Special Distribution Date" means, with respect to any Special Payment, the date chosen by the Subordination Agent pursuant to Section 2.4(a) or Section 3.7 for the distribution of such Special Payment in accordance with this Agreement or the Election Distribution Date; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

            "Special Payment" means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate or Collateral, including Overdue Scheduled Payments, payments in respect of the redemption or repurchase of any Equipment Note and payments in respect of the sale of any Equipment Note to the related Owner Trustee, Owner Participant or any other Person.

            "Special Payments Account" means the Eligible Deposit Account created pursuant to Section 2.2 as a sub-account to the Collection Account.

            "Specified Investments" has the meaning assigned to such term in the Pass Through Trust Agreement.

            "Standard & Poor's" means Standard & Poor's Ratings Services, a division of McGraw-Hill Inc.

            "State Street of Connecticut" has the meaning assigned to it in the preamble to this Agreement.

            "Stated Amount" with respect to any Liquidity Facility, means the Maximum Commitment (as defined in such Liquidity Facility) of the applicable Liquidity Provider thereunder.

            "Stated Expiration Date" has the meaning specified in Section
      3.6(d).

            "Stated Interest Rate" means (i) with respect to the Class G Certificates, 7.935% per annum; (ii) with respect to the Class B Certificates, 9.485% per annum, and (iii) with respect to the Class C Certificates, 9.152% per annum.

            "Subordination Agent" has the meaning assigned to it in the preamble to this Agreement.

            "Subordination Agent Incumbency Certificate" has the meaning assigned to such term in Section 2.5(a).

            "Subordination Agent Representatives" has the meaning assigned to such term in Section 2.5(a).

            "Tax" and "Taxes" mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

            "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's, in the case of the Liquidity Provider or Liquidity Guarantor as applicable for each Trust.

            "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

            "Triggering Event" means (x) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then Outstanding, (y) the Acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Expiry Date, such Equipment Notes have an aggregate principal balance in excess of $110 million) or (z) the occurrence of a Northwest Bankruptcy Event.

            "Trust" means any of the Class G Trust, the Class B Trust or the Class C Trust.

            "Trust Accounts" has the meaning assigned to such term in Section 2.2(a).

            "Trust Agreement" means any of the Class G Trust Agreement, Class B Trust Agreement or Class C Trust Agreement.

            "Trust Indenture Estate" has the meaning assigned to such term in each Indenture.

            "Trustee" means any of the Class G Trustee, the Class B Trustee or the Class C Trustee.

            "Trustee Incumbency Certificate" has the meaning assigned to such term in Section 2.5(b).

            "Trustee Representatives" has the meaning assigned to such term in
      Section 2.5(b).

            "Underwriters" means Morgan Stanley & Co. Incorporated, Chase Securities, Inc., Salomon Smith Barney Inc. and U.S. Bancorp Piper Jaffray Inc.

            "Underwriting Agreement" means the Underwriting Agreement dated as of December 2, 1999, by and among the Underwriters, Northwest and the Guarantor, relating to the purchase of the Certificates by the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Written Notice" means, from (i) any Trustee, Liquidity Provider or the Policy Provider, a written instrument executed by the Designated Representative of such Person, and (ii) the Subordination Agent, a written instrument executed by a Person designated in the Officer's Certificate of the Subordination Agent delivered on the Closing Date. An invoice delivered by a Liquidity Provider pursuant to Section 3.1 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.


                                   ARTICLE II

                        TRUST ACCOUNTS; CONTROLLING PARTY

            SECTION 2.1 Agreement to Terms of Subordination; Payments from Monies Received Only. (a) Each Trustee hereby acknowledges and agrees to the terms of subordination and distribution set forth in this Agreement in respect of each Class of Certificates and agrees to enforce such provisions and cause all payments in respect of the Equipment Notes, the Liquidity Facilities and the Policy to be applied in accordance with the terms of this Agreement. In addition, each Trustee hereby agrees to cause the Equipment Notes purchased by the related Trust to be registered in the name of the Subordination Agent or its nominee, as agent and trustee for such Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

            (b) Each of the Trustees and the Subordination Agent hereby agrees and, as provided in each Trust Agreement, each Certificateholder, by its acceptance of a Certificate, each Liquidity Provider, by entering into the Liquidity Facility to which it is a party, and the Policy Provider, by entering into the Policy Provider Agreement has agreed that none of the Trustees, Owner Trustees, Loan Trustees, Owner Participants nor the Subordination Agent is personally liable to any of them for any amounts payable or any liability under this Agreement, any Trust Agreement, any Liquidity Facility , the Policy Provider Agreement or such Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Trustees) as expressly provided in each Trust Agreement or (in the case of the Owner Trustees and the Loan Trustees) as expressly provided in any Operative Agreement.

            SECTION 2.2 Trust Accounts. (a) Upon the execution of this Agreement, the Subordination Agent shall establish and maintain in its name (i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders, the Liquidity

Providers and the Policy Provider (ii) as a sub-account in the Collection Account, the Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders, the Liquidity Providers and the Policy Provider and (iii) the Policy Account as an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Class G Trustee and the Class G Certificateholders. The Subordination Agent shall establish and maintain the Cash Collateral Accounts pursuant to and under the circumstances set forth in Section 3.6(f) hereof. Upon such establishment and maintenance under Section 3.6(f) hereof, the Cash Collateral Accounts shall, together with the Collection Account, constitute the "Trust Accounts" hereunder.

            (b) Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by the Subordination Agent if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and (ii) the Business Day immediately preceding the Regular Distribution Date or the date of the related distribution pursuant to Section
2.4 hereof, as the case may be, next following the date of such investment; provided, however, that following the making of a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the Subordination Agent shall invest and reinvest such amounts in Eligible Investments at the direction of the Liquidity Provider funding such Drawing and the Subordination Agent shall use reasonable efforts to cause such amounts to be invested in Specified Investments which yield at least an amount equal to the interest (excluding the Applicable Margin (as defined in the applicable Liquidity Facility)) that is payable to such Liquidity Provider in respect of such amounts pursuant to
Section 3.7 of the relevant Liquidity Facility (it being understood that it may not be feasible to obtain such a yield). Unless otherwise expressly provided in this Agreement, any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the principal amount of such investment is to be applied and any losses shall be charged against the principal amount invested, in each case net of the Subordination Agent's reasonable fees and expenses in making such investments. The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or gross negligence or, with respect to the handling or transfer of funds, ordinary negligence. Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

            (c) The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon, except as otherwise provided herein with respect to Investment Earnings). The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the Trustees, the Certificateholders, the

Liquidity Providers and the Policy Provider, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, to which the Policy Provider and each Rating Agency may consent) establish a new Collection Account, Special Payments Account, Policy Account or Cash Collateral Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account, Policy Account or Cash Collateral Account, as the case may be. So long as the Subordination Agent is an Eligible Institution, the Trust Accounts shall be maintained with it as Eligible Deposit Accounts.

            SECTION 2.3 Deposits to the Collection Account and Special Payments Account. (a) The Subordination Agent shall, upon receipt thereof, deposit in the Collection Account all Scheduled Payments received by it (other than any Scheduled Payment which by the express terms hereof is to be deposited to the Policy Account or a Cash Collateral Account).

            (b) The Subordination Agent shall, on each date when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Special Payments Account the aggregate amount of such Special Payments.

            SECTION 2.4 Distributions of Special Payments. (a) Notice of Special Payment. Except as provided in Section 2.4(e), upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Trustee, the Liquidity Providers and the Policy Provider. The Subordination Agent shall promptly calculate the amount of the redemption or purchase of Equipment Notes or the amount of any Overdue Scheduled Payment, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures and shall promptly send to each Trustee and the Liquidity Provider a Written Notice of such amount and the amount allocable to each Trust. Such Written Notice shall also set the distribution date for such Special Payment (a "Special Distribution Date"), which, subject to Section 3.7, shall be a Business Day which follows the later to occur of (x) the 15th day after the date of such Written Notice or (y) the date the Subordination Agent has received or expects to receive such Special Payment. Amounts on deposit in the Special Payments Account shall be distributed in accordance with Sections 2.4(b) and 2.4(c) hereof, as applicable.

            (b) (i) Redemptions and Purchases of Equipment Notes. So long as no Triggering Event shall have occurred (whether or not continuing), the Subordination Agent shall make distributions pursuant to this Section 2.4(b) of amounts on deposit in the Special Payments Account on account of the redemption or purchase (including, without limitation, a purchase resulting from the sale of the Equipment Notes permitted by Article IV hereof) of all of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in the following order of priority:

            first, such amount as shall be required to pay (A) the aggregate amount of all accrued and unpaid Liquidity Expenses and Policy Expenses then in arrears ("past due amounts") plus (B) the product of (x) the aggregate amount of all accrued and unpaid Liquidity Expenses and Policy Expenses not in arrears to such Special Distribution Date multiplied by
      (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes (the "Section 2.4(b) Fraction") ("accrued amounts"), shall be distributed to the relevant Liquidity Providers and the Policy Provider first in satisfaction of any past due amounts then in satisfaction of the accrued amounts, in each case, pari passu on the basis of the amount of Liquidity Expenses and Policy Expenses, owed to each Liquidity Provider and the Policy Provider;

            second, such amount as shall be required to pay (i) (A) all accrued and unpaid interest then in arrears on all Liquidity Obligations (at the rate provided in the applicable Liquidity Facility, determined after giving effect to payments made by the Policy Provider to each Liquidity Provider, if any, in respect of interest on drawings under the Liquidity Facilities) plus (B) the product of (x) the aggregate amount of all accrued and unpaid interest on all Liquidity Obligations not in arrears to such Special Distribution Date (at the rate provided in the applicable Liquidity Facility and determined after giving effect to payments made by the Policy Provider to each Liquidity Provider, if any, in respect of interest on drawings under the Liquidity Facilities) multiplied by (y) the
      Section 2.4(b) Fraction, to the Liquidity Providers pari passu on the basis of the amount of such accrued and unpaid interest owed to each Liquidity Provider, (ii) if the Class G Liquidity Provider has defaulted in its obligation to make any Interest Drawing in respect of the Class G Certificates, (A) the aggregate amount of interest accrued on the portion of any Policy Drawing made to cover the shortfall attributable to such default by the Liquidity Provider at the rate provided in the "except" clause of the definition of "Policy Provider Obligations" which are then in arrears plus (B) the product of (x) the aggregate amount of all accrued and unpaid interest on such Policy Drawings not in arrears to such Special Distribution Date multiplied by (y) the Section 2.4(b) Fraction, to the Policy Provider and (iii) if the Policy Provider has elected to pay to each Liquidity Provider all outstanding drawings and interest owing to such Liquidity Provider under its Liquidity Facility pursuant to subsection 2.6(c) hereof, the amount of such payment made to the Liquidity Providers attributable to such interest accrued on such drawings, shall be distributed to the Liquidity Providers and the Policy Provider pari passu;

            third, such amount as shall be required (A) if any Cash Collateral Account had been previously funded as provided in Section 3.6(f), to fund such Cash Collateral Account up to its Required Amount shall be deposited in such Account, (B) if any Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, to deposit into the related Cash Collateral

      Account an amount equal to such Account's Required Amount shall be deposited in such Account, and (C) after application of amounts required pursuant to subclause (A) or subclause (B) of this clause "third", (x) to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility in an amount equal to the amount of any unreimbursed Interest Drawings under such Liquidity Facility shall be distributed to such Liquidity Provider (other than amounts payable pursuant to clauses first or second of this Section 2.4(b) and as determined after giving effect to payments made by the Policy Provider to the Liquidity Provider in respect of principal of drawings under the Liquidity Facilities) and (y) if the Policy Provider has elected to pay to each Liquidity Provider all outstanding drawings and interest owing to such Liquidity Provider under its Liquidity Facility pursuant to subsection 2.6(c) hereof, to reimburse the Policy Provider for the principal amount of such payment made to the Liquidity Providers, shall be distributed to such Liquidity Providers and the Policy Provider pari passu on the basis of the amounts of all such unreimbursed Liquidity Obligations and such payments under the Policy;

            fourth, if, with respect to any particular Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "third" above, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed advances (whether or not then due) under such Liquidity Facility over (y) the Required Amount for the relevant Class, pari passu on the basis of such amounts in respect of each Liquidity Provider;

            fifth, such amount as shall be required to pay in full Expected Distributions to the holders of Class G Certificates on such Special Distribution Date shall be distributed to the Class G Trustee;

            sixth, such amount as shall be required to pay Policy Provider Obligations then due (other than amounts payable pursuant to the preceding clauses of this Section 2.4(b) and other than any Excess Reimbursement Obligations) to the Policy Provider;

            seventh, such amount as shall be required to pay in full Expected Distributions to the holders of Class B Certificates on such Special Distribution Date shall be distributed to the Class B Trustee;

            eighth, such amount as shall be required to pay in full Expected Distributions to the holders of Class C Certificates on such Special Distribution Date shall be distributed to the Class C Trustee; and

            ninth, such amount as shall be required to pay Excess Reimbursement Obligations to the Policy Provider;

            tenth, the balance, if any, of such Special Payment shall be transferred to the Collection Account for distribution in accordance with
      Section 3.2 hereof.

      For the purposes of this Section 2.4(b)(i), clause (x) of the definition of "Expected Distributions" shall be deemed to read as follows: "(x) accrued, due and unpaid interest on such Certificates excluding interest, if any, payable with respect to the Deposits related to such Trust".

            (ii) Upon the occurrence of a Triggering Event (whether or not continuing), the Subordination Agent shall make distributions pursuant to this Section 2.4(b) of amounts on deposit in the Special Payments Account on account of the redemption or purchase of all of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in accordance with Section 3.3 hereof.

            (c) Other Special Payments. Except as provided in clause (e) below, any amounts on deposit in the Special Payments Account, other than in respect of amounts to be distributed pursuant to Section 2.4(b), shall be distributed on the Special Distribution Date therefor in accordance with Article III hereof.

            (d) Investment of Amounts in Special Payments Account. Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Section 2.4(b) or (c) shall be invested in accordance with Section 2.2(b). Investment Earnings on such investments shall be distributed in accordance with Section 2.4(b) or (c), as the case may be.

            (e) Certain Payments. The Subordination Agent will distribute promptly upon receipt thereof (i) any indemnity payment received by it from the Owner Participant, the Owner Trustee or Northwest in respect of any Trustee, any Liquidity Provider, the Policy Provider, the Paying Agent, the Depositary or any Escrow Agent (collectively, the "Payees") and (ii) any compensation (including, without limitation, any fees payable to any Liquidity Provider under Section
2.03 of any Liquidity Facility or to the Policy Provider under the Policy Fee Letter) received by it from the Owner Participant, the Owner Trustee or Northwest under any Operative Agreement in respect of any Payee, directly to the Payee entitled thereto.

            SECTION 2.5 Designated Representatives. (a) With the delivery of this Agreement, the Subordination Agent shall furnish to each Liquidity Provider, the Policy Provider and each Trustee, and from time to time thereafter may furnish to each Liquidity Provider, the Policy Provider and each Trustee, at the Subordination Agent's discretion, or upon any Liquidity Provider's, the Policy Provider's or Trustee's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Subordination Agent Incumbency Certificate") of a Responsible Officer of the Subordination Agent certifying as to the incumbency and specimen signatures of the officers of the Subordination Agent and the attorney-in-fact and agents of the Subordination Agent (the "Subordination Agent Representatives") authorized to give Written Notices on behalf of the Subordination Agent hereunder. Until each Liquidity Provider, the Policy Provider and each Trustee receives a subsequent Subordination Agent Incumbency Certificate, it shall be entitled to rely on the last Subordination Agent Incumbency Certificate delivered to it hereunder.

            (b) With the delivery of this Agreement, each Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Trustee's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Trustee Incumbency Certificate") of a Responsible Officer of such Trustee certifying as to the incumbency and specimen signatures of the officers of such Trustee and the attorney-in-fact and agents of such Trustee (the "Trustee Representatives") authorized to give Written Notices on behalf of such Trustee hereunder. Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

            (c) With the delivery of this Agreement, each Liquidity Provider and the Policy Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider's or Policy Provider's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (each a "Provider Incumbency Certificate") of any authorized signatory of such Liquidity Provider or Policy Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider or Policy Provider (in each case, the "Provider Representatives" and, together with the Subordination Agent Representatives and Trustee Representatives, the "Designated Representatives") authorized to give Written Notices on behalf of such Liquidity Provider or Policy Provider hereunder. Until the Subordination Agent receives a subsequent Provider Incumbency Certificate, it shall be entitled to rely on the last Provider Incumbency Certificate delivered to it hereunder.

            SECTION 2.6 Controlling Party. (a) The Trustees, the Liquidity Providers and the Policy Provider hereby agree that, with respect to any Indenture at any given time, the Loan Trustee thereunder will be directed (i) in taking, or refraining from taking, any action with respect to such Indenture or the Equipment Notes issued thereunder, so long as no Indenture Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of such Equipment Notes (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Trustees representing holders of Certificates representing an undivided interest in such principal amount of Equipment Notes, and (ii) after the occurrence and during the continuance of an Indenture Default thereunder (which, in the case of an Indenture pertaining to a Leased Aircraft, has not been cured by the applicable Owner Trustee or the applicable Owner Participant, if applicable, pursuant to Section 4.03 of such Indenture), in taking, or refraining from taking, any action with respect to such Indenture or such Equipment Notes, including exercising remedies thereunder (including accelerating the Equipment Notes issued thereunder or foreclosing the Lien on the Aircraft securing such Equipment Notes), by the Controlling Party.

            (b) Subject to subparagraph (c) below, the Person who shall be the "Controlling Party" with respect to any Indenture shall be: (x) the Policy Provider until payment of Final Distributions to the holders of Class G Certificates and no obligations owing to the Policy Provider remain outstanding or, if a Policy Provider Default has occurred and is continuing, the Class G Trustee until payment of Final Distributions to the holders of Class G Certificates; and thereafter, (y) upon payment of Final Distributions to the holders of Class G Certificates and if either no Policy Provider Obligations owing to the Policy Provider remain outstanding or a Policy Provider Default has occurred and is continuing, the Class B Trustee until payment of Final Distributions to the holders of Class B Certificates; and thereafter (z) upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and all Certificateholders.

            The Subordination Agent shall give written notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

            (c) Notwithstanding the foregoing, at any time after 18 months from the earliest to occur of (i) the date on which the entire Available Amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and any amount remains unreimbursed, (ii) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from a Cash Collateral Account to pay interest on the related Class of Certificates and any amount remains unreimbursed and (iii) the date on which all Equipment Notes shall have been Accelerated (provided that with respect to the period prior to the Delivery Period Expiry Date, such Equipment Notes have an aggregate outstanding principal balance in excess of $110 million), the Liquidity Provider with the highest outstanding amount of unreimbursed Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any advance under any Liquidity Facility; the "Eligible Provider") shall have the right to elect, by Written Notice to the Subordination Agent, the Policy Provider and each of the Trustees, to become the Controlling Party hereunder with respect to any Indenture at any time from and including the last day of such 18-month period, provided that if (A) within 15 Business Days after its receipt of any such written notice from such Liquidity Provider (i) the Policy Provider then meets the Policy Provider Threshold Rating, (ii) no Policy Provider Default shall have occurred and be continuing and (iii) the Policy Provider delivers to the Subordination Agent (with a copy to each of the Trustees and each Liquidity Provider) (a) an amended policy (x) covering payment of all drawings and interest thereon owing to the Liquidity Providers (determined without regard to the availability of funds for the payment thereof by the Subordination Agent), (y) permitting each Liquidity Provider to demand a payment directly from the Policy Provider under such amended Policy of such Liquidity Obligations when and as due under the applicable Liquidity Facility and (z) prohibiting any amendment or modification of such amended Policy without the prior written consent of the Liquidity Providers and otherwise in form and substance reasonable satisfactory to the Liquidity Providers, (b) a legal opinion to the effect that the Policy as amended constitutes an enforceable obligation of the Policy Provider and (c) Ratings Confirmations issued by each Rating Agency with respect thereto or (B) the Policy Provider pays to each Liquidity Provider all outstanding drawings owing to such Liquidity Provider in respect of its Liquidity Facility, and interest accrued thereon to such date, the Policy Provider shall remain the Controlling Party so long as no Policy Provider Default has occurred and is continuing (in which case the Eligible Provider, if it so elects and if Liquidity Obligations owing to it remain outstanding, or if it does not so elect or if no Liquidity Obligations remain outstanding, the Class G Trustee, shall become the Controlling Party). In connection with the delivery of any such amended Policy, the parties hereto agree to enter into an amendment to this Agreement and the Subordination Agent agrees to enter into an amendment to the Policy Provider Agreement, in each instance, to make such changes thereto as may be necessary to give effect to the foregoing (any such amendment to this Agreement to be subject to delivery to each of the Trustees and the Subordination Agent of a Ratings Confirmation issued by each Rating Agency with respect thereto and each such amendment to be in form and substance reasonably satisfactory to each party thereto). In addition, each Liquidity Provider agrees to request the Policy Drawings permitted by such amended Policy and that the proceeds thereof be applied to the Liquidity Obligations owing to it.

            (d) The exercise of remedies by the Controlling Party under this Agreement shall be expressly limited by Section 4.1(a)(ii) hereof.

            (e) The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.


                                   ARTICLE III

                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                                AMOUNTS RECEIVED

            SECTION 3.1 Written Notice of Distribution. (a) No later than 3:00 P.M. (New York City time) on the Business Day immediately preceding each Distribution Date (or Special Distribution Date for purposes of Section 2.4(b) hereof, as the case may be), each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

                  (i) With respect to the Class G Certificates, the Class G Trustee shall separately set forth the amounts to be paid in accordance with clause "fifth" of Section 3.2 or with clause "fifth" of Section 2.4(b), as the case may be, hereof;

                  (ii) With respect to the Class B Certificates, the Class B Trustee shall separately set forth the amounts to be paid in accordance with clause "seventh" of Section 3.2 or with clause "seventh" of Section 2.4(b), as the case may be, hereof;

                  (iii) With respect to the Class C Certificates, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clause "eighth" of Section 3.2 or with clause "eighth" of Section 2.4(b), as the case may be, hereof;

                  (iv) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid in accordance with clauses "first", "second", "third" and "fourth" of Section
      3.2 or Section 2.4(b), as the case may be, hereof;

                  (v) The Policy Provider shall set forth the amounts to be paid to it in accordance with clauses "first", "second", "third", "sixth" and "ninth" of Section 3.2 or 2.4(b), as the case may be, hereof; and

                  (vi) Each Trustee shall set forth the amounts to be paid in accordance with clause "tenth" of Section 3.2 hereof.

The notices required under this Section 3.1(a) shall be provided to the Subordination Agent by the parties referenced therein or by any one of them pursuant to an agreement between the parties referred to therein, and may state that, unless there has been a prepayment of the Certificates, such notice is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

            (b) Following the occurrence of a Triggering Event, the Subordination Agent shall request the following information from the following Persons, and each of the following Persons shall, upon the request of the Subordination Agent, deliver a Written Notice to the Subordination Agent setting forth for such Person the following information:

                  (i) With respect to the Class G Certificates, the Class G Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (relating to reimbursement payments made by the Class G Certificateholders) and "seventh" of Section 3.3 hereof;

                  (ii) With respect to the Class B Certificates, the Class B Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (relating to reimbursement payments made by the Class B Certificateholders) and "ninth" of Section 3.3 hereof;

                  (iii) With respect to the Class C Certificates, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (relating to reimbursement payments made by the Class C Certificateholders) and "tenth" of Section 3.3 hereof;

                  (iv) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid in accordance with clauses "first", "second", "third", "fourth" and "fifth" of Section 3.3 hereof;

                  (v) The Policy Provider shall separately set forth amounts to be paid to it in accordance with clauses "first", "second", "third", "fourth", "eighth" and "eleventh" of Section 3.3 hereof; and

                  (vi) Each Trustee shall set forth the amounts to be paid in accordance with clause "sixth" of Section 3.3 hereof.

            (c) At such time as a Trustee, a Liquidity Provider or the Policy Provider shall have received all amounts owing to it (and, in the case of a Trustee, the Certificateholders for which it is acting) pursuant to Section 2.4, 3.2, 3.3 or 3.7 hereof, as applicable, and, in the case of a Liquidity Provider or the Policy Provider, its commitment under the related Liquidity Facility or the Policy shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent and each other party to this Agreement.

            (d) As provided in Section 6.5 hereof, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by any Trustee, any Liquidity Provider or the Policy Provider pursuant to paragraphs (a) through (c) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

            (e) Any Written Notice delivered by a Trustee, a Liquidity Provider or the Policy Provider, as applicable, pursuant to Section 3.1(a), 3.1(b) or 3.1(c) hereof, if made prior to 10:00 A.M. (New York City time) shall be effective on the date delivered (or if delivered later shall be effective as of the next Business Day). Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day may be made on the next succeeding Business Day.

            (f) In the event the Subordination Agent shall not receive from any Person any information set forth in paragraphs (a) or (b) above which is required to enable the Subordination Agent to make a distribution to such Person pursuant to Section 3.2 or 3.3 hereof, the

Subordination Agent shall request such information in writing and, failing to receive any such information, the Subordination Agent shall, after written notice to such person, not make such distribution(s) to such Person. In such event, the Subordination Agent shall make distributions pursuant to clauses "first" through "ninth" of Section 3.2 and clauses "first" through "twelfth" of
Section 3.3 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld.

            (g) On such dates (but not more frequently than monthly) as any Liquidity Provider , the Policy Provider or any Trustee shall request, the Subordination Agent shall send to such party a written statement reflecting all amounts on deposit with the Subordination Agent pursuant to Section 3.1(f) hereof.

            SECTION 3.2 Distribution of Amounts on Deposit in the Collection Account. Except as otherwise provided in Sections 2.4, 3.1(f), 3.3, 3.4 and 3.6(b), amounts on deposit in the Collection Account (or, in the case of any amount described in Section 2.4(c), on deposit in the Special Payments Account) shall be promptly distributed on each Distribution Date (or, in the case of any amount described in Section 2.4(c), on the Special Distribution Date therefor) in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to Section 3.1(a) hereof:

            first, such amount as shall be required to pay (i) all accrued and unpaid Liquidity Expenses owed to each Liquidity Provider and (ii) all accrued and unpaid Policy Expenses owed to the Policy Provider, shall be distributed to the Liquidity Providers and the Policy Provider pari passu on the basis of the amount of Liquidity Expenses and Policy Expenses owed to each Liquidity Provider and the Policy Provider;

            second, such amount as shall be required to pay in full (i) the aggregate amount of interest accrued on all Liquidity Obligations (at the rate provided in the applicable Liquidity Facility determined after giving effect to payments made by the Policy Provider to each Liquidity Provider, if any, in respect of interest on drawings under the Liquidity Facilities) and unpaid shall be distributed to the Liquidity Providers pari passu on the basis of the amount of Liquidity Obligations owed to each Liquidity Provider, (ii) if the Class G Liquidity Provider has defaulted in its obligation to make any Interest Drawing in respect of the Class G Certificates, the aggregate amount of interest accrued on the portion of any Policy Drawing made to cover the shortfall attributable to such default by the Liquidity Provider at the rate provided in the "except" clause of the definition of "Policy Provider Obligations" and (iii) if the Policy Provider has elected to pay to each Liquidity Provider all outstanding drawings and interest owing to such Liquidity Provider under its Liquidity Facility pursuant to subsection 2.6(c) hereof, the amount of such payment made to the Liquidity Providers attributable to such interest accrued on such drawings, shall be distributed to the Liquidity Providers and the Policy Provider pari passu on the basis of the amounts owing to each;

            third, such amount as shall be required (A) if any Cash Collateral Account had been previously funded as provided in Section 3.6(f), to fund such Account up to its Required Amount shall be deposited in such Account,
      (B) if any Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, to deposit into the related Cash Collateral Account an amount equal to such Account's Required Amount shall be deposited in such Cash Collateral Account, and (C) after applications of the amounts required pursuant to subclause (A) or subclause (B) of this clause "third", (x) to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility in an amount equal to the amount of all Liquidity Obligations then due under such Liquidity Facility (other than amounts payable pursuant to clause "first" or "second" of this Section 3.2 and as determined after giving effect to payments made by the Policy Provider to the Liquidity Providers in respect of principal of drawings under the Liquidity Facilities) and (y) if the Policy Provider has elected to pay to each Liquidity Provider all outstanding drawings and interest owing to such Liquidity Provider under its Liquidity Facility pursuant to subsection 2.6(c) hereof, the principal amount of such payment made to the Liquidity Providers, shall be distributed to such Liquidity Providers and the Policy Provider pari passu on the basis of the amounts of all such unreimbursed Liquidity Obligations and such payments under the Policy;

            fourth, if, with respect to any particular Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "third" above, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed advances (whether or not then due) under such Liquidity Facility over (y) the Required Amount for the relevant Class, pari passu on the basis of such amounts in respect of each Liquidity Provider;

            fifth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class G Certificates on such Distribution Date shall be distributed to the Class G Trustee;

            sixth, such amount as shall be required to pay the Policy Provider all Policy Provider Obligations then due (other than amounts payable pursuant to the preceding clauses of this Section 3.2 and other than Excess Reimbursement Obligations) to the Policy Provider;

            seventh, such amount as shall be required to pay in full Expected Distributions to the holders of the Class B Certificates on such Distribution Date shall be distributed to the Class B Trustee;

            eighth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class C Certificates on such Distribution Date shall be distributed to the Class C Trustee;

            ninth, such amount as shall be required to pay in full any Excess Reimbursement Obligations shall be distributed to the Policy Provider;

            tenth, such amount as shall be required to pay in full the aggregate unpaid amount of fees and expenses payable as of such Distribution Date to the Subordination Agent and each Trustee pursuant to the terms of this Agreement and the Trust Agreements, as the case may be, shall be distributed to the Subordination Agent and such Trustee; and

            eleventh, the balance, if any, of any such payment remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III (including the priorities set forth therein).

            SECTION 3.3 Distribution of Amounts on Deposit Following a Triggering Event. (a) Except as otherwise provided in Sections 3.1(f) and 3.6(b) hereof, upon the occurrence of a Triggering Event and at all times thereafter, all funds in the Collection Account or the Special Payments Account shall be promptly distributed by the Subordination Agent in the following order of priority:

            first, such amount as shall be required to reimburse (i) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) in the protection of, or the realization of the value of, the Equipment Notes or any Trust Indenture Estate, shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) each Trustee for any amounts of the nature described in clause (i) above actually incurred by it under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee and (iii) the Policy Provider for any amounts of the nature described in clause (i) above actually incurred by it (to the extent not previously reimbursed), shall be distributed to the Policy Provider, and (iv) any Liquidity Provider, Policy Provider or Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of amounts described in clause (i) above, shall be distributed to such Liquidity Provider, Policy Provider or to the applicable Trustee for the account of such Certificateholder, in each such case, pari passu on the basis of all amounts described in clauses (i) through (iv) above;

            second, such amount remaining as shall be required to pay (i) all accrued and unpaid Liquidity Expenses owed to each Liquidity Provider and
      (ii) all accrued and unpaid Policy Expenses owed to the Policy Provider shall be distributed to each Liquidity Provider and the Policy Provider pari passu on the basis of the amount of Liquidity Expenses and Policy Expenses owed to each Liquidity Provider, and the Policy Provider;

            third, such amount remaining as shall be required to pay (i) the aggregate amount of interest accrued on all Liquidity Obligations (at the rate provided in the applicable Liquidity Facility determined after giving effect to payments made by the Policy Provider to each Liquidity Provider, if any, in respect of interest on drawings under the Liquidity Facilities) and unpaid shall be distributed to the Liquidity Providers pari passu on the basis of the amount of Liquidity Obligations owed to each Liquidity Provider, (ii) if the Class G Liquidity Provider has defaulted in its obligation to make any Interest Drawing in respect of the Class G Certificates, the aggregate amount of interest accrued on the portion of any Policy Drawing made to cover the shortfall attributable to such default by the Liquidity Provider at the rate provided in the "except" clause of the definition of "Policy Provider Obligations" and (iii) if the Policy Provider has elected to pay to each Liquidity Provider all outstanding drawings and interest owing to such Liquidity Provider under its Liquidity Facility pursuant to subsection 2.6(c) hereof, the amount of such payment made to the Liquidity Providers attributable to such interest accrued on such drawings, shall be distributed to the Liquidity Providers and the Policy Provider pari passu on the basis of the amounts owing to each;

            fourth, such amount remaining as shall be required (A) if any Cash Collateral Account had been previously funded as provided in Section 3.6(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility, to fund such Cash Collateral Account up to its Required Amount (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (A)(i) above is applicable) shall be deposited in such Account, (B) if any Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility, to deposit into the related Cash Collateral Account an amount equal to such Account's Required Amount (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (B)(i) above is applicable) shall be deposited in such Cash Collateral Account, and (C) after application of the amounts required pursuant to subclause (A) or subclause (B) of this clause "fourth", (x) to pay in full the outstanding amount of all Liquidity Obligations then due under such Liquidity Facility (other than amounts payable pursuant to clause "second" or "third" of this Section 3.3 and as determined after giving effect to payments made by the Policy Provider to the Liquidity Providers in respect of principal of drawings under the Liquidity Facilities) and (y) if the Policy Provider has elected to pay to each Liquidity Provider all outstanding drawings and interest owing to such Liquidity Provider under its Liquidity Facility pursuant to subsection 2.6(c) hereof, the principal amount of such payment made to the Liquidity Providers, shall be distributed to such

      Liquidity Providers and the Policy Provider pari passu on the basis of the amounts of all such unreimbursed Liquidity Obligations and such payments under the Policy;

            fifth, if, with respect to any particular Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "fourth" above, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed advances (whether or not then due) under such Liquidity Facility over (y) the Required Amount for the relevant Class (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (A)(i) or (B)(i), as the case may be, of clause "fourth" above is applicable), pari passu on the basis of such amounts in respect of each Liquidity Provider;

            sixth, such amount as shall be required to reimburse or pay (i) the Subordination Agent for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) each Trustee for any Tax (other than Taxes imposed on compensation paid under the applicable Trust Agreement), expense, fee, charge, loss or any other amount payable to such Trustee under the applicable Trust Agreements (to the extent not previously reimbursed), shall be distributed to such Trustee and (iii) each Certificateholder for payments, if any, made by it pursuant to Section 5.2 hereof in respect of amounts described in clause (i) above, shall be distributed to the applicable Trustee for the account of such Certificateholder, in each such case, pari passu on the basis of all amounts described in clauses (i) through (iii) above;

            seventh, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class G Certificates shall be distributed to the Class G Trustee;

            eighth, such amount remaining as shall be required to pay the Policy Provider Obligations then due to the Policy Provider under the Policy Provider Agreement (other than amounts payable pursuant to clauses "first" through "fourth" above and other than any Excess Reimbursement Obligations) shall be paid to the Policy Provider;

            ninth, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class B Certificates shall be distributed to the Class B Trustee;

            tenth, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class C Certificates shall be distributed to the Class C Trustee;

            eleventh, such amount remaining as shall be required to pay any Excess Reimbursement Obligations to the Policy Provider;

            twelfth, such amount remaining shall be retained in the Collection Account until the immediately succeeding Distribution Date or, if all Classes of Certificates shall have been paid in full, shall be distributed to the Owner Trustee to the extent that the amount received from the Loan Trustees and deposited in the Collection Account exceed the amounts described in clauses "first" through "eleventh" above; and

            thirteenth, amount remaining shall be distributed to the Certificateholders of the related Trust.

            SECTION 3.4 Other Payments. Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement shall be distributed by the Subordination Agent in the order of priority specified in Section 3.3 hereof.

            SECTION 3.5 Payments to the Trustees, the Liquidity Providers and the Policy Provider. Any amounts distributed hereunder to any Liquidity Provider shall be paid to such Liquidity Provider by wire transfer of funds to the address such Liquidity Provider shall provide to the Subordination Agent. The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Liquidity Provider, as the case may be, at the time of such transfer. Any amounts distributed hereunder by the Subordination Agent to any Trustee which shall not be the same institution as the Subordination Agent shall be paid to such Trustee by wire transfer of funds to the address such Trustee shall provide to the Subordination Agent.

            SECTION 3.6 Liquidity Facilities. (a) Interest Drawings. If on any Distribution Date, after giving effect to the subordination provisions of this Agreement, the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Class G Certificates, the Class B Certificates or the Class C Certificates (at the Stated Interest Rate for such Class of Certificates), then, prior to 10:00 a.m. (New York City time) on such Distribution Date, the Subordination Agent shall request a drawing (each such drawing, an "Interest Drawing") under the Liquidity Facility with respect to such Class of Certificates (and concurrently with the making of such request, the Subordination Agent shall give notice to the Policy Provider of such insufficiency of funds) in an amount equal to the lesser of (i) an amount sufficient to pay the amount of such accrued interest (at the Stated Interest Rate for such Class of Certificates) or (ii) the Available Amount under such Liquidity Facility, and shall pay such amount to the Trustee with respect to such Class of Certificates in payment of such accrued interest.

            (b) Application of Interest Drawings. Notwithstanding anything to the contrary contained in this Agreement, (i) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class G Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class G Cash Collateral Account, and payable in each case to the

Class G Certificateholders, shall be promptly distributed to the Class G Trustee and (ii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class B Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class B Cash Collateral Account, and payable in each case to the Class B Certificateholders, shall be promptly distributed to the Class B Trustee and (iii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class C Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class C Cash Collateral Account, and payable in each case to the Class C Certificateholders, shall be promptly distributed to the Class C Trustee.

            (c) Downgrade Drawings. If at any time (i) the short-term unsecured debt rating of any Liquidity Provider (or any Liquidity Guarantor with respect to any Liquidity Facility), issued by either Rating Agency is lower than the applicable Threshold Rating or (ii) , if applicable, any guarantee issued by a Liquidity Guarantor related to any Liquidity Facility ceases to be in full force and effect or becomes invalid or unenforceable, or the Liquidity Guarantor denies its liability thereunder (any such occurrence, a "Liquidity Guarantee Event"), within 30 days after receiving notice of an event identified in clauses
(i) and (ii) (but no later than the expiration date of the Liquidity Facility issued by the downgraded Liquidity Provider (the "Downgraded Facility")), such Liquidity Provider may arrange, or the Subordination Agent (in consultation with Northwest), may arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility to the Subordination Agent. If a Downgraded Facility has not been replaced in accordance with the terms of this paragraph, the Subordination Agent shall, on such 30th day (or if such 30th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of such Downgraded Facility), request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a "Downgrade Drawing") of all available and undrawn amounts thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.6(f) hereof. The Liquidity Provider may also arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to the Liquidity Provider.

            (d) Non-Extension Drawings. If any Liquidity Facility with respect to any Class of Certificates is scheduled to expire on a date (the "Stated Expiration Date") prior to the date that is 15 days after the Final Legal Distribution Date for such Class of Certificates, then, no earlier than the 60th day and no later than the 40th day prior to the then Stated Expiration Date, the Subordination Agent shall request that such Liquidity Provider extend the Stated Expiration Date for a period of 364 days after the Stated Expiration Date (unless the obligations of such Liquidity Provider thereunder are earlier terminated in accordance with such Liquidity Facility). The Liquidity Provider shall advise the Subordination Agent, no earlier than 40 days and no later than 25 days prior to such Stated Expiration Date, whether, in its sole discretion, it agrees to so extend the Stated Expiration Date. If, on or before the 25th day prior to the Stated Expiration Date, such Liquidity Facility shall not have been so extended or replaced in accordance with Section 3.6(e), or if the Liquidity Provider fails irrevocably and unconditionally to advise the

Subordination Agent on or before the 25th day prior to the Stated Expiration Date then in effect that such Stated Expiration Date shall be so extended, the Subordination Agent shall, on such 25th day (or as soon as possible thereafter), in accordance with and to the extent permitted by the terms of the expiring Liquidity Facility (a "Non-Extended Facility"), request a drawing under such expiring Liquidity Facility (such drawing, a "Non-Extension Drawing") of all available and undrawn amounts thereunder. Amounts drawn pursuant to any Non-Extension Drawing shall be maintained and invested in accordance with
Section 3.6(f) hereof. Notwithstanding the foregoing provisions of this Section 3.6(d), so long as MSCS is the Liquidity Provider for any Liquidity Facility, the Stated Expiration Date therefor shall be automatically extended, effective on the 25th day, prior to such Stated Expiration Date (unless such Stated Expiration Date is on or after the date that is 15 days after the Final Legal Distribution Date for the relevant Class of Certificates), for a period of 364 days after such Stated Expiration Date (unless the obligations of such Liquidity Provider are earlier terminated in accordance with such Liquidity Facility) without the necessity of any act by the Subordination Agent or such Liquidity Provider, unless such Liquidity Provider shall advise the Subordination Agent, prior to such 25th day, that it does not agree to such extension of the Stated Expiration Date, in which event, the Subordination Agent shall, on such 25th day (or as soon as possible thereafter), in accordance with and to the extent permitted by the terms of the Non-Extended Facility, request a Non-Extension Drawing under the Non-Extended Facility of all available and undrawn amounts thereunder.

            (e) Issuance of Replacement Liquidity Facility. At any time, the Subordination Agent may, at its option, in consultation with Northwest, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility for any Class of Certificates; provided that, the initial Liquidity Provider may not be replaced unless there shall have become due to the initial Liquidity Provider amounts pursuant to Section 3.1, 3.2 or 3.3 of the Liquidity Facilities and the replacement of the initial Liquidity Provider would reduce or eliminate the obligation to pay such amounts; provided further that, the Liquidity Provider may arrange, or the Subordination Agent (in consultation with Northwest) may arrange, for a Replacement Liquidity Provider pursuant to paragraphs (c) and (d) of this Section 3.6. In any such consultation, the Subordination Agent shall accept the recommendations of Northwest in the absence of a good faith reason not to do so. No such Replacement Liquidity Facility executed in connection therewith shall become effective and no such Replacement Liquidity Facility shall be deemed a "Liquidity Facility" under the Operative Agreements, unless and until (i) the conditions referred to in the immediately following paragraph shall have been satisfied and (ii) if such Replacement Liquidity Facility shall materially adversely affect the rights, remedies, interests or obligations of the Class G Certificateholders, the Class B Certificateholders or the Class C Certificateholders under any of the Operative Agreements, the applicable Trustee shall have consented, in writing, to the execution and issuance of such Replacement Liquidity Facility.

            In connection with the issuance of each Replacement Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Liquidity Facility will not cause a reduction of the rating then in effect for any Class of Certificates by such Rating

Agency (without regard to any downgrading of the ratings of any Liquidity Provider or the Liquidity Guarantor being replaced pursuant to Section 3.6(c) hereof and without regard to the Policy) and, in the case of the Class G Liquidity Facility only, the written consent of the Policy Provider (which consent shall not be unreasonably withheld or delayed), (y) pay all Liquidity Obligations then owing to the replaced Liquidity Provider (which payment shall be made first from available funds in the Cash Collateral Account as described in clause (vii) of Section 3.6(f) hereof and thereafter from any other available source, including, without limitation, a drawing under the Replacement Liquidity Facility, it being understood that no Replacement Liquidity Facility shall become effective (other than insofar as necessary to permit the repayment of amounts owed to the replaced Liquidity Provider) until all amounts owed to the replaced Liquidity Provider have been paid) and (z) cause the issuer of the Replacement Liquidity Facility to deliver the Replacement Liquidity Facility to the Subordination Agent, together with a legal opinion opining that such Replacement Liquidity Facility is an enforceable obligation of such Replacement Liquidity Provider. Upon satisfaction of the conditions set forth in this
Section 3.6(e), (i) the replaced Liquidity Facility shall terminate and (ii) such Replacement Liquidity Provider shall be deemed to be a Liquidity Provider with the rights and obligations of a Liquidity Provider hereunder and under the other Operative Agreements and such Replacement Liquidity Facility shall be deemed to be a Liquidity Facility hereunder and under the other Operative Agreements.

            (f) Cash Collateral Accounts; Withdrawals; Investments. In the event the Subordination Agent shall draw all available amounts under the Class G Liquidity Facility, the Class B Liquidity Facility or the Class C Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i), amounts so drawn shall be deposited by the Subordination Agent in the Class G Cash Collateral Account, the Class B Cash Collateral Account or the Class C Cash Collateral Account, respectively. Amounts so deposited shall be invested in Eligible Investments in accordance with Section 2.2(b) hereof. Investment Earnings on amounts on deposit in the Cash Collateral Accounts shall be deposited in the Collection Account. The Subordination Agent shall deliver a written statement to the respective Liquidity Provider one day prior to each Distribution Date setting forth the aggregate amount of Investment Earnings held in the applicable Cash Collateral Accounts as of such date. In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such account as follows:

                  (i) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest on the Class G Certificates (at the Stated Interest Rate for the Class G Certificates) from any other source, withdraw from the Class G Cash Collateral Account, and pay to the Class G Trustee an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class G Certificates) on such Class G Certificates and (y) the amount on deposit in the Class G Cash Collateral Account;

                  (ii) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest on the Class B

      Certificates (at the Stated Interest Rate for the Class B Certificates) from any other source, withdraw from the Class B Cash Collateral Account, and pay to the Class B Trustee an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class B Certificates) on such Class B Certificates and (y) the amount on deposit in the Class B Cash Collateral Account;

                  (iii) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest on the Class C Certificates (at the Stated Interest Rate for the Class C Certificates) from any other source, withdraw from the Class C Cash Collateral Account, and pay to the Class C Trustee an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class C Certificates) on such Class C Certificates and (y) the amount on deposit in the Class C Cash Collateral Account;

                  (iv) on each date on which the Pool Balance of the Class G Trust shall have been reduced by payments made to the Class G Certificateholders pursuant to Section 2.4, 3.2 or 3.3 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class G Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (including any such reduction resulting from a prior withdrawal of amounts on deposit in the Class G Cash Collateral Account on such date), the Required Amount (with respect to the Class G Liquidity Facility) will be on deposit in the Class G Cash Collateral Account and shall first, pay such amount to the Class G Liquidity Provider until the Liquidity Obligations (with respect to the Class G Certificates) shall have been paid in full, and second, deposit any remaining amount in the Collection Account;

                  (v) on each date on which the Pool Balance of the Class B Trust shall have been reduced by payments made to the Class B Certificateholders pursuant to Section 2.4, 3.2 or 3.3 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class B Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (including any such reduction resulting from a prior withdrawal of amounts on deposit in the Class B Cash Collateral Account on such date), the Required Amount (with respect to the Class B Liquidity Facility) will be on deposit in the Class B Cash Collateral Account and shall first, pay such amount to the Class B Liquidity Provider until the Liquidity Obligations (with respect to the Class B Certificates) shall have been paid in full, and second, deposit any remaining amount in the Collection Account;

                  (vi) on each date on which the Pool Balance of the Class C Trust shall have been reduced by payments made of the Class C Certificateholders pursuant to Section 2.4, 3.2 or 3.3 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class C Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (including any such reduction resulting from a prior withdrawal of amounts on deposit in the Class C Cash Collateral Account on such date), the Required Amount (with respect to the Class C Liquidity Facility) will be on deposit in the Class C Cash Collateral Account and shall first, pay such amount to the Class C Liquidity Provider until the Liquidity Obligations (with respect to the Class C Certificates) shall have been paid in full, and second, deposit any remaining amount in the Collection Account;

                  (vii) if a Replacement Liquidity Facility for any Class of Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into the Cash Collateral Account for such Class of Certificates, the Subordination Agent shall withdraw all amounts on deposit in such Cash Collateral Account and shall pay such amounts to each replaced Liquidity Provider pari passu until all Liquidity Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collection Account; and

                  (viii) following the payment of Final Distributions with respect to any Class of Certificates, on the date on which the Subordination Agent shall have been notified by the Liquidity Provider for such Class of Certificates that the Liquidity Obligations owed to such Liquidity Provider have been paid in full, the Subordination Agent shall withdraw all amounts on deposit in the Cash Collateral Account in respect of such Class of Certificates and shall deposit such amount in the Collection Account.

            (g) Reinstatement. With respect to any Interest Drawing under the Liquidity Facility for any Trust, upon the reimbursement of the applicable Liquidity Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, the Available Amount of such Liquidity Facility shall be reinstated by an amount equal to the amount so reimbursed to the applicable Liquidity Provider, but not to exceed the Required Amount for such Liquidity Facility; provided, however, that such Liquidity Facility shall not be so reinstated in part or in full at any time if (x) both
(i) a Triggering Event shall have occurred and (ii) a Performing Note Deficiency exists or (y) a Final Drawing shall have occurred and be continuing under such Liquidity Facility. In the event that at any time prior to both the occurrence of a Triggering Event and the existence of a Performing Note Deficiency funds are withdrawn from any Cash Collateral Account pursuant to clauses (i), (ii) or
(iii) of Section 3.6(f) hereof, then funds received by the Subordination Agent prior to both the occurrence of a Triggering Event and the existence of a Performing Note Deficiency shall be deposited in such Cash Collateral Account as provided in clause "third" of Section 2.4(b), clause "third" of Section 3.2 or clause "fourth" of Section 3.3, as applicable, and applied in accordance with
Section 3.6(f) hereof.

            (h) Reimbursement. The amount of each drawing under the Liquidity Facilities shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Liquidity Facilities.

            (i) Final Drawing. If any action is required under a Liquidity Facility to be taken by the Subordination Agent in order to make a Final Drawing thereunder, the Subordination Agent shall not fail to take such action. Upon receipt of the proceeds of a Final Drawing under the related Liquidity Facility, the Subordination Agent shall maintain and invest such proceeds in accordance with Section 3.6(f) hereof.

            (j) Reduction of Stated Amount. Promptly following each date on which the Required Amount of the Liquidity Facility for a Class of Certificates is reduced as a result of a distribution to the Certificateholders of such Class of Certificates, the Subordination Agent shall, if such Liquidity Facility provides for reductions of the Stated Amount of such Liquidity Facility and if such reductions are not automatic, request the Liquidity Provider for such Class of Certificates to reduce such Stated Amount to an amount equal to the Required Amount with respect to such Liquidity Facility (as calculated by the Subordination Agent after giving effect to such payment). Each such request shall be made in accordance with the provisions of the applicable Liquidity Facility.

            (k) Relation to Subordination Provisions. Interest Drawings under the Liquidity Facilities and withdrawals from the Cash Collateral Accounts, in each case, in respect of interest on the Certificates of any Class, will be distributed to the Trustee for such Class of Certificates, notwithstanding Sections 3.2, 3.3 and 3.6(h) hereof.

            SECTION 3.7 The Policy. (a) Interest Drawings. If on any Regular Distribution Date (other than the Final Legal Distribution Date) after giving effect to the application of available funds in accordance with the priorities specified in Section 2.4 and Article III, and taking into account the application of any amounts received by the Escrow Agent in the Class G Paying Agent Account in respect of accrued interest on the Class G Deposits, any Drawing paid under the Class G Liquidity Facility in respect of such interest and any withdrawal of funds from the Class G Cash Collateral Account in respect of such interest, the Subordination Agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued interest on the Class G Certificates at the Stated Interest Rate for Class G Certificates ("Accrued Class G Interest"), then, prior to 1:00 p.m. (New York City time) on such Distribution Date, the Subordination Agent (i) shall deliver a Notice of Nonpayment, as provided in the Policy to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount sufficient to enable the Subordination Agent to pay such Accrued Class G Interest and (ii) shall pay such amount from the Policy Account to the Class G Trustee in payment of such Accrued Class G Interest on such Distribution Date.

            (b) Proceeds Deficiency Drawing. If on any Special Distribution Date (other than an Election Distribution Date or a Special Distribution Date established pursuant to clause

(ii) of the third paragraph of Section 3.7(c)) established by the Subordination Agent by reason of its receipt of a Special Payment (a "Disposition Payment") constituting the proceeds of any Series G Equipment Note or related Trust Indenture Estate or Collateral, as the case may be, the Subordination Agent does not have sufficient funds (after giving effect to the application of available funds in accordance with the priorities specified in Section 2.4 and Article III, and taking into account the application of any amounts received by the Escrow Agent in the Class G Paying Agent Account in respect of accrued interest on the Class G Deposits, any Drawing paid under the Class G Liquidity Facility in respect of such interest, any withdrawal of funds in the Class G Cash Collateral Account in respect of such interest and the amount of such Special Payment) (i) available for a reduction in the outstanding Pool Balance of the Class G Certificates to an amount equal to the Post-Disposition Balance (as defined below) and (ii) to pay interest on the amount of such reduction accrued at the Stated Interest Rate, then, prior to 1:00 p.m. (New York City time) on such Special Distribution Date, the Subordination Agent (x) shall deliver a Notice of Nonpayment, as provided in the Policy (for payment into the Policy Account) in an amount sufficient to enable the Subordination Agent to pay the amount of such reduction plus such accrued interest and (y) shall pay such amount from the Policy Account to the Class G Trustee in payment of such reduction in the outstanding Pool Balance of the Class G Certificates plus such accrued interest on such Special Distribution Date. The "Post-Disposition Balance" of the Pool Balance of the Class G Certificates on any Special Distribution Date shall be equal to the difference between the Pool Balance of the Class G Certificates immediately prior to the receipt of the related Disposition Payment and the outstanding principal amount of the Series G Equipment Note related to such Disposition Payment.

            (c) No Proceeds Drawing. On the first Business Day that is 18 months after the last date on which full payment was made on any Series G Equipment Note (a "Defaulted Series G Equipment Note") as to which there has subsequently been a failure to pay principal or that has subsequently been accelerated, if the Subordination Agent has not theretofore made a drawing under the Policy pursuant to Section 3.7(b), the Subordination Agent shall deliver a Notice of Nonpayment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for the payment into the Policy Account) in an amount equal to the then outstanding principal amount of such Defaulted Series G Equipment Note plus accrued interest thereon. The Subordination Agent shall promptly, but not less than 25 days prior to the such Business Day, send to the Class G Trustee, the Class B Trustee and the Class C Trustee, the Liquidity Provider for the Class G Liquidity Facility and the Policy Provider a Written Notice establishing such Business Day as the date for the distribution of the proceeds of such Policy Drawing, which date shall constitute a Special Distribution Date. No later than 1:00 p.m. (New York City time) on the specified Special Distribution Date the Subordination Agent shall make the specified Policy Drawing and upon its receipt of the proceeds thereof pay the amount thereof from the Policy Account to the Class G Trustee in reduction of the outstanding Pool Balance of the Class G Certificates together with such accrued and unpaid interest thereon. For the avoidance of doubt, after the payment in full of such amount under this Section 3.7(c), the Subordination Agent shall have no right to make any further Policy Drawings under Section 3.7(c) in respect of such Defaulted Series G Equipment Note except for a drawing under Section 3.7(e).

            Notwithstanding the foregoing, the Policy Provider has the right at the end of any such 18-month period, so long as no Policy Provider Default shall have occurred and be continuing, to elect (the "Policy Provider Election") instead to pay (a) on such Special Distribution Date an amount equal to the scheduled principal and interest that came due on such Defaulted Series G Equipment Note (without regard to the acceleration thereof) but was not paid during such 18-month period (after giving effect to the application of funds received from the Class G Liquidity Facility and the Class G Cash Collateral Account, in each case attributable to such interest) and (b) thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest that were to become due on such Defaulted Series G Equipment Note on the related payment date (without regard to any acceleration thereof) until the establishment of an Election Distribution Date. Following a Policy Provider Election with respect to a Defaulted Series G Equipment Note, on any Business Day (which shall be a Special Distribution Date; each, an "Election Distribution Date") elected by the Policy Provider upon 20 days' Written Notice to the Subordination Agent and the Class G Trustee, the Policy Provider may, notwithstanding the Policy Provider Election, request the Subordination Agent to, and the Subordination Agent shall, make a Policy Drawing for an amount equal to the then outstanding principal balance of such Defaulted Series G Equipment Note (less any Policy Drawings previously paid by the Policy Provider in respect of principal of such Defaulted Series G Equipment Note) and accrued interest on such amounts at the Stated Interest Rate for the Class G Certificates from the previous Regular Distribution Date to such Election Distribution Date.

            Further, following a Policy Provider Election with respect to a Defaulted Series G Equipment Note, upon either (i) the occurrence and continuance of a Policy Provider Default or (ii) the receipt by the Subordination Agent of a Special Payment constituting the Disposition Payment in respect of such Defaulted Series G Equipment Note or related Trust Indenture Estate or Collateral, as the case may be, then the Subordination Agent shall on any Business Day (which shall be a Special Distribution Date) elected by the Subordination Agent upon 20 days' Written Notice to the Class G Trustee and the Policy Provider, make a Policy Drawing for an amount equal to the then outstanding principal balance of such Defaulted Series G Equipment Note (less any Policy Drawings previously paid by the Policy Provider in respect of principal of such Equipment Note) and accrued interest on such amounts at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date. The Subordination Agent shall make each such drawing referred to in this subparagraph (c) under the Policy (for payment into the Policy Account) no later than 1:00 p.m. (New York City time) on the relevant Special Distribution Date and upon its receipt of the proceeds thereof pay the amount thereof from the Policy Account to the Class G Trustee in reduction of the outstanding Pool Balance of the Class G Certificates together with such accrued and unpaid interest thereon.

            In addition, regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider shall, at the end of the first occurring 18-month period described in Section 3.7(c), amend the Policy (if not already amended to so provide) to provide for the payment to the Class G Liquidity Provider, the Class B Liquidity Provider and the Class C Liquidity Provider of interest accruing on the outstanding drawings in respect of the Class G Liquidity Facility, Class B Liquidity Facility and Class C Liquidity Facility from and after the end of such 18-month period as and when such interest becomes due in accordance with such Liquidity Facilities.

            (d) Final Policy Drawing. If on the Final Legal Distribution Date of the Class G Certificates after giving effect to the application of available funds in accordance with the priorities specified in Section 2.4 and Article III, and taking into account the application of any amounts received by the Escrow Agent in the Class G Paying Agent Account in respect of accrued interest on the Class G Deposits, any Drawing paid under the Class G Liquidity Facility in respect of interest included in the Final Distribution and any withdrawal of funds in the Class G Cash Collateral Account in respect of interest included in the Final Distribution, the Subordination Agent does not then have sufficient funds available on such date for the payment in full of the Final Distribution (calculated as at such date but excluding any accrued and unpaid premium) on the Class G Certificates then, prior to 1:00 p.m. (New York City time) on such date the Subordination Agent shall: (i) deliver a Notice of Nonpayment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount equal to the minimum amount sufficient to enable the Subordination Agent to pay the Final Distribution (calculated as at such date but excluding any accrued and unpaid premium) on the Class G Certificates, and (ii) shall pay such amount from the Policy Account to the Class G Trustee in payment of such amount on such date.

            (e) Avoidance Drawings. If at any time the Subordination Agent shall have actual knowledge of the issuance of any Final Order, the Subordination Agent shall promptly give notice thereof to each Trustee, the Liquidity Providers and the Policy Provider. The Subordination Agent shall thereupon calculate the relevant Preference Amounts resulting therefrom and shall promptly: (a) send to the Class G Trustee a Written Notice of such amount and
(b) deliver to the Policy Provider or its fiscal agent, a Notice of Avoided Payment, together with a copy of the documentation required by the Policy with respect thereto, requesting a Policy Drawing (for payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy and/or to the Subordination Agent for deposit into the Policy Account) in an amount equal to the amount of relevant Preference Amount. Such Written Notice shall also set the date for the distribution of the proceeds of such Policy Drawing which date shall constitute a Special Distribution Date and shall be the earlier of the third Business Day that immediately precedes the expiration of the Policy and the Business Day that immediately follows the 25th day after the date of such Written Notice. No later than 1:00 p.m. (New York City time) on the specified Special Distribution Date, the Subordination Agent shall make the specified Policy Drawing and upon its receipt of the proceeds thereof, pay the amount thereof from the Payment Account to the Class G Trustee in reinstatement of the Preference Amount.

            (f) Application of Policy Drawings. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Sections 2.4, 3.2 and 3.3 hereof), all payments received by the Subordination Agent in respect of a Policy Drawing shall be promptly paid from the Payment Account to the Class G Trustee for distribution to the Class G Certificateholders.

            (g) Reduction of Outstanding Pool Balance. Promptly following each date on which the Pool Balance of the Class G Certificates is reduced as a result of a payment under this Agreement, the Subordination Agent shall inform the Policy Provider of such reduction. Anything contained herein to the contrary notwithstanding, no Policy Drawing under clauses (a)(d) of this Section 3.7 shall be for an amount in excess of the outstanding Pool Balance of the Class G Certificates plus accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates.

            (h) Resubmission of Notice for Payment. If the Policy Provider at any time informs the Subordination Agent in accordance with the Policy that a Notice of Nonpayment or Notice of Avoided Payment submitted by the Subordination Agent does not satisfy the requirements of the Policy, the Subordination Agent shall, as promptly as possible after being so informed, submit to the Policy Provider an amended and revised Notice of Nonpayment or Notice of Avoided Payment, as the case may be, and shall pay to the Class G Trustee out of the Policy Account the amount received pursuant to such amended or revised Notice of Nonpayment or Notice of Avoided Payment, as the case may be, when received.

            (i) Subrogation. The Policy Provider will be subrogated to all of the rights of the holders of the Class G Certificates to payment on the Class G Certificates to the extent of the payments made under the Policy as set forth herein.


                                   ARTICLE IV

                              EXERCISE OF REMEDIES

            SECTION 4.1 Directions from the Controlling Party. (a) (i) Following the occurrence and during the continuation of an Indenture Default under any Indenture, the Controlling Party shall direct the Loan Trustee under such Indenture in the exercise of remedies available to the holders of the Equipment Notes issued pursuant to such Indenture, including, without limitation, the ability to vote all such Equipment Notes in favor of declaring all of the unpaid principal amount of such Equipment Notes and accrued interest thereon to be due and payable under, and in accordance with, the provisions of such Indenture. Subject to the Owner Trustees' and the Owner Participants' rights, if any, set forth in the Indentures with respect to Leased Aircraft to purchase the Equipment Notes, if the Equipment Notes issued pursuant to any Indenture have been Accelerated following an Indenture Default with respect thereto, the Controlling Party may sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Notes to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable in accordance with applicable law.

                  (ii) Subject to the Owner Trustees' and the Owner Participants' rights set forth in the Indentures, with respect to Leased Aircraft, to purchase the Equipment Notes, and notwithstanding the foregoing, so long as any Certificates remain Outstanding, during the period ending on the date which is nine months after the earlier of (x) the Acceleration of the Equipment Notes issued pursuant to any Indenture or (y) the occurrence of a Northwest Bankruptcy Event, without the consent of each Trustee, (A) no Aircraft subject to the Lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (B) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Northwest under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Northwest under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued pursuant to such Indenture as the discount rate.

                  (iii) At the request of the Controlling Party, the Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission LTV Appraisals with respect to the related Aircraft.

                  (iv) After a Triggering Event occurs and any Equipment Note becomes a NonPerforming Equipment Note, the Subordination Agent shall obtain LTV Appraisals for the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that, if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in any such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained at its expense substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft).

            (b) The Controlling Party shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of such Aircraft or Equipment Notes. In addition, in lieu of any sale, assignment, contract to sell or other disposition, the Subordination Agent, on behalf of the Controlling Party, may maintain possession of such Equipment Notes and continue to apply monies received in respect of such Equipment Notes in accordance with
Article III hereof. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may instruct the Loan Trustee under such Indenture to foreclose on the Lien on the related Aircraft or to take any other remedial action permitted under such Indenture or applicable law.

            SECTION 4.2 Remedies Cumulative. Each and every right, power and remedy given to the Trustees, the Liquidity Providers, the Policy Provider, the Controlling Party or the

Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by any Trustee, any Liquidity Provider, the Policy Provider, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by any Trustee, any Liquidity Provider, the Policy Provider, the Controlling Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

            SECTION 4.3 Discontinuance of Proceedings. In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such Proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such proceedings, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceedings had been instituted.

            SECTION 4.4 Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding but subject to each Trust Agreement, the right of any Certificateholder, Liquidity Provider or the Policy Provider, respectively, to receive payments pursuant to
Section 2.4, 3.2 or 3.3 hereof when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder, such Liquidity Provider or the Policy Provider, respectively.

            SECTION 4.5 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against any Controlling Party or the Subordination Agent for any action taken or omitted by it as Controlling Party or Subordination Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section do not apply to a suit instituted by the Subordination Agent, a Liquidity Provider, the Policy Provider or a Trustee or a suit by Certificateholders holding more than 10% of the original principal amount of any Class of Certificates.

                                    ARTICLE V

                       DUTIES OF THE SUBORDINATION AGENT;
                          AGREEMENTS OF TRUSTEES, ETC.

            SECTION 5.1 Notice of Indenture Default or Triggering Event. (a) In the event the Subordination Agent shall have actual knowledge of the occurrence of an Indenture Default or a Triggering Event, as promptly as practicable, and in any event within 10 days after obtaining knowledge thereof, the Subordination Agent shall transmit by mail to the Rating Agencies, the Liquidity Providers, the Policy Provider and the Trustees notice of such Indenture Default or Triggering Event, unless such Indenture Default or Triggering Event shall have been cured or waived. For all purposes of this Agreement, in the absence of actual knowledge on the part of a Responsible Officer, the Subordination Agent shall not be deemed to have knowledge of any Indenture Default or Triggering Event unless notified in writing by one or more Trustees, one or more Liquidity Providers, the Policy Provider or one or more Certificateholders.

            (b) Other Notices. The Subordination Agent will furnish to each Liquidity Provider, the Policy Provider and Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider, the Policy Provider or Trustee, as applicable, pursuant to the express provision of any other Operative Agreement.

            SECTION 5.2 Indemnification. The Subordination Agent shall not be required to take any action or refrain from taking any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof unless the Subordination Agent shall have been indemnified (to the extent and in the manner reasonably satisfactory to the Subordination Agent) against any liability, cost or expense (including counsel fees and expenses) which may be incurred in connection therewith. The Subordination Agent shall not be under any obligation to take any action under this Agreement and nothing contained in this Agreement shall require the Subordination Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Subordination Agent shall not be required to take any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof, nor shall any other provision of this Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

            SECTION 5.3 No Duties Except as Specified in Intercreditor Agreement. The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 7.1 hereof) promptly take such action as may be necessary to duly discharge all Liens on any of the Trust Accounts or any monies deposited therein which result from claims against it in its individual capacity not related to its activities hereunder or from a breach of its obligations that constitute willful misconduct or gross negligence hereunder or any other Operative Agreement.

            SECTION 5.4 Notice from the Liquidity Providers and Trustees. If a Responsible Officer of any Liquidity Provider, the Policy Provider or Trustee has actual notice of an Indenture Default or a Triggering Event, such Person shall promptly use its best efforts give notice thereof to all other Liquidity Providers, the Policy Provider and Trustees and to the Subordination Agent, provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.


                                   ARTICLE VI

                             THE SUBORDINATION AGENT

            SECTION 6.1 Authorization; Acceptance of Trusts and Duties. Each of the Class G Trustee, Class B Trustee and Class C Trustee hereby designates and appoints the Subordination Agent as the agent and trustee of such Trustee under the applicable Liquidity Facility and authorizes the Subordination Agent to enter into the applicable Liquidity Facility as agent and trustee for such Trustee. Each of the Liquidity Providers, the Policy Provider and the Trustees hereby designates and appoints the Subordination Agent as the Subordination Agent under this Agreement.

            The Subordination Agent hereby accepts the duties hereby created and applicable to it as the Subordination Agent and agrees to perform the same but only upon the terms of this Agreement and agrees to receive and disburse all monies received by it in accordance with the terms hereof. The Subordination Agent shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence or, with respect to the handling or transfer of funds, ordinary negligence, (b) as provided in Section
2.2 hereof and (c) for liabilities that may result from the material inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative Agreement. The Subordination Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Subordination Agent, unless it is proved that the Subordination Agent was negligent in ascertaining the pertinent facts.

            SECTION 6.2 Absence of Duties. The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

            SECTION 6.3 No Representations or Warranties as to Documents. The Subordination Agent in its individual capacity does not make nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Subordination Agent, made in its individual capacity, under any Operative Agreement to which it is a party. The Certificateholders, the Trustees and the Liquidity Providers make no representation or warranty hereunder whatsoever.

            SECTION 6.4 No Segregation of Monies; No Interest. Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to any Trustee or any Liquidity Provider as provided in Articles II and III hereof need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.2 hereof) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

            SECTION 6.5 Reliance; Agents; Advice of Counsel. The Subordination Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool Balance of any Trust as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Trustee, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers, the Policy Provider or the Trustees the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider, the Policy Provider or Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. The Subordination Agent shall assume, and shall be fully protected in assuming, that each of the Liquidity Providers, the Policy Provider and each of the Trustees are authorized to enter into this Agreement and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of each of the Liquidity Providers and each of the Trustees with respect thereto. In the administration of the trusts hereunder, the Subordination Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Subordination Agent shall not be liable for the acts or omissions of any agent appointed with due care or for anything done, suffered or omitted in good faith by it in accordance with the advice or written opinion of any such counsel, accountants or other skilled persons.

            SECTION 6.6 Capacity in Which Acting. The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative Agreements.

            SECTION 6.7 Compensation. The Subordination Agent shall be entitled to reasonable compensation, including expenses and disbursements, for all services rendered hereunder and shall have a priority claim to the extent set forth in Article III hereof on all monies collected hereunder for the payment of such compensation, to the extent that such compensation shall not be paid by others. The Subordination Agent agrees that it shall have no right against any Trustee, Liquidity Provider, or the Policy Provider for any fee as compensation for its services as agent under this Agreement. The provisions of this Section
6.7 shall survive the termination of this Agreement.

            SECTION 6.8 May Become Certificateholder. The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

            SECTION 6.9 Subordination Agent Required; Eligibility. There shall at all times be a Subordination Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000 (or the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there is such an institution willing and able to perform the duties of the Subordination Agent hereunder upon reasonable or customary terms. Such corporation shall be a citizen of the United States and shall be authorized under the laws of the United States or any State thereof or of the District of Columbia to exercise corporate trust powers and shall be subject to supervision or examination by federal, state or District of Columbia authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section, the Subordination Agent shall resign immediately in the manner and with the effect specified in
Section 8.1.


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

            SECTION 6.10 Money to Be Held in Trust. All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property. All such Equipment Notes, monies or other property shall be held in the Trust Department of the institution acting as Subordination Agent hereunder.


                                   ARTICLE VII

                     INDEMNIFICATION OF SUBORDINATION AGENT

            SECTION 7.1 Scope of Indemnification. The Subordination Agent shall be indemnified hereunder to the extent and in the manner described in Section 6(c) of the Participation Agreements and Section 7 of the Note Purchase Agreement. The indemnities contained in such Section 7(c) shall survive the termination of this Agreement.


                                  ARTICLE VIII

                          SUCCESSOR SUBORDINATION AGENT

            SECTION 8.1 Replacement of Subordination Agent; Appointment of Successor. The Subordination Agent may resign at any time by so notifying the Trustees and the Liquidity Providers. The Liquidity Provider or the Controlling Party may remove the Subordination Agent for cause by so notifying the Subordination Agent and may appoint a successor Subordination Agent. The Controlling Party shall remove the Subordination Agent if:

            (1) the Subordination Agent fails to comply with Section 6.9 hereof;

            (2) the Subordination Agent is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Subordination Agent or its property; or

            (4) the Subordination Agent otherwise becomes incapable of acting.

            If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party in consultation with Northwest shall promptly appoint a successor Subordination Agent.

            Any corporation into which the Subordination Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Subordination Agent shall be a party, or any corporation to which substantially all the corporate trust business of the Subordination Agent may be transferred, shall, subject to the terms of Section
6.9 hereof, be the Subordination Agent hereunder and under the other Operative Agreements to which the Subordination Agent is a party without further act, except that such Person shall give prompt subsequent notice of such transaction to the Liquidity Provider and each Trustee,

            A successor Subordination Agent shall deliver a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent, upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement. The successor Subordination Agent shall send a written notice of its succession to the Liquidity Providers, the Policy Provider and the Trustees. The retiring Subordination Agent shall promptly transfer its rights under each of the Liquidity Facilities, the Policy and all of the property held by it as Subordination Agent to the successor Subordination Agent.

            If a successor Subordination Agent does not take office within 60 days after the retiring Subordination Agent resigns or is removed, the retiring Subordination Agent or one or more of the Trustees may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent.

            If the Subordination Agent fails to comply with Section 6.9 hereof (to the extent applicable), one or more of the Trustees or one or more of the Liquidity Providers, the Policy Provider or Northwest may petition any court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.

            Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation.


                                   ARTICLE IX

                           SUPPLEMENTS AND AMENDMENTS

            SECTION 9.1 Amendments, Waivers, Etc. (a) This Agreement may not be supplemented, amended or modified without the consent of each Trustee (acting with the consent of holders of Certificates of the related Class evidencing interests in the related Trust aggregating not less than a majority in interest in such Trust or as otherwise authorized pursuant to the relevant Trust Agreement), the Subordination Agent, the Policy Provider and each Liquidity Provider; provided, however, that this Agreement may be supplemented, amended or modified without the consent of any Trustee if such supplement, amendment or modification cures an ambiguity or inconsistency or does not materially adversely affect such Trustee or the holders of the related Class of Certificates; provided further, however, that, if such supplement, amendment or modification would (x) directly or indirectly modify or supersede, or otherwise conflict with, Section 2.2(b),
Section 3.6(e), Section 3.6(f) (other than the last sentence thereof), (collectively, together with this proviso and Section 9.1, the "Northwest Provisions") or (y) otherwise adversely affect the interests of a potential Replacement Liquidity Provider or of Northwest with respect to its ability to replace any Liquidity Facility or with respect to its payment obligations under any Financing Agreement, Leased or Owned Aircraft Indenture, then such supplement, amendment or modification shall not be effective without the additional written consent of Northwest. Notwithstanding the foregoing, without the consent of each Certificateholder, the Policy Provider and each Liquidity Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in any Trust evidenced by the Certificates issued by such Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii) modify Section 2.4, 3.2 or 3.3 hereof, relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment Notes or pursuant to the Liquidity Facilities or the Policy. Nothing contained in this Section shall require the consent of a Trustee at any time following the payment of Final Distributions with respect to the related Class of Certificates.

            (b) In the event that the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Notes, the Indenture pursuant to which such Equipment Notes were issued, or the related Lease, Participation Agreement or other related document, (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions with respect to each Series of such Equipment Notes from the Trustee of the Trust which holds such Equipment Notes, except that so long as the Final Distribution on the Class G Certificates has not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent shall request directions from the Policy Provider rather than the Class G Trustee with respect to the Class G Equipment Notes held in the Class G Trust, and shall vote or consent in accordance with the directions of such Trustee or the Policy Provider and (ii) if any Indenture Default (which, in the case of any Indenture pertaining to a Leased Aircraft, has not been cured by the applicable Owner Trustee or the applicable Owner Participant, if applicable, pursuant to
Section 4.03 of such Indenture) shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to Sections 4.1 and 4.4 hereof; provided that no such amendment, modification or waiver shall, without the consent of each Liquidity Provider and the Policy Provider, reduce the amount of rent, supplemental rent or stipulated loss values payable by Northwest under any Lease or reduce the amount of principal or interest payable by Northwest under any Equipment Note issued under any Indenture in respect of an Owned Aircraft

            SECTION 9.2 Subordination Agent Protected. If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed pursuant to the terms of Section 9.1 affects any right, duty, immunity or indemnity with respect to it under this Agreement, any Liquidity Facility or the Policy, the Subordination Agent may in its discretion decline to execute such document.

            SECTION 9.3 Effect of Supplemental Agreements. Upon the execution of any amendment or supplement hereto pursuant to the provisions hereof, this Agreement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any supplemental agreement permitted by this Article IX, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

            SECTION 9.4 Notice to Rating Agencies and the Policy Provider. Promptly following its receipt of each amendment, consent, modification, supplement or waiver contemplated by this Article IX, the Subordination Agent shall send a copy thereof to each Rating Agency and the Policy Provider.

            SECTION 9.5 Addition of Class D Trustee. If with respect to any Aircraft, Class D Certificates are issued, this Agreement shall be amended by written agreement of Northwest and the Subordination Agent to provide for the subordination of such Class D Certificates to the Class G Certificates, the Class B Certificates and the Class C Certificates substantially in the same manner as the Class C Certificates are subordinated hereunder to the Class B Certificates and the Class G Certificates. No such amendment shall materially adversely affect any Trustee, any Liquidity Provider or the Policy Provider. The amendment to this Agreement to give effect to the issuance of any Class D Certificates shall include, without limitation:

            (i) the Class D Trust Trustee shall be added as a party to this Agreement; and

            (ii) the definitions of "Cash Collateral Account," "Certificate," "Class," "Equipment Notes," "Final Legal Distribution Date," "Liquidity Facilities," "Liquidity Provider," "LTV Ratio," "Stated Interest Rate," "Trust," "Trust Agreement" and "Controlling Party" shall be revised, as appropriate, to reflect the issuance of the Class D Certificates (and the subordination thereof); and

            (iii) the provisions of this Agreement governing payments with respect to Certificates and related notices, including, without limitation, Sections 2.4, 3.1, 3.2, 3.3 and 3.6(e), shall be revised to provide for distributions on the Class D Certificates after payment of all relevant distributions on the Class C Certificates.

If with respect to any Aircraft, Series D Equipment Notes are issued to any Person other than the Class D Trust, this Agreement shall be amended by written agreement of Northwest and the Subordination Agent to (i) provide for each holder of a Series D Equipment Note to be bound by the provisions of Section 2.6(a) hereof so that the Controlling Party shall be entitled to direct the Loan Trustee as provided therein (and such Series D Equipment Notes shall make effective provision therefor so as to bind each holder thereof to such provisions of Section 2.6(a) hereof) and (ii) to revise the definitions of "Controlling Party" and "Equipment Notes", as appropriate, to reflect the issuance of the Series D Equipment Notes (and the prior rights, as against the holders of such Series D Equipment Notes, of the Policy Provider, of the Class G Trustee, the Class B Trustee and the Class C Trustee to be such "Controlling Party"). No such amendment shall materially adversely affect any Trustee, any Liquidity Provider or the Policy Provider.


                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.1 Termination of Intercreditor Agreement. Following payment of Final Distributions with respect to each Class of Certificates and the payment in full of all Liquidity Obligations to the Liquidity Providers and all Policy Provider Obligations to the Policy Provider and provided that there shall then be no other amounts due to the Certificateholders, the Trustees, the Liquidity Providers, the Subordination Agent and the Policy Provider hereunder or under the Trust Agreements, and that the commitment of (i) the Liquidity Providers under the Liquidity Facilities and (ii) the Policy Provider under the Policy shall have expired or been terminated, this Agreement and the trusts created hereby shall terminate and this Agreement shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

            SECTION 10.2 Intercreditor Agreement for Benefit of Trustees, Liquidity Providers, the Policy Provider and Subordination Agent. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustees, the Liquidity Providers, the Subordination Agent and the Policy Provider any legal or equitable right, remedy or claim under or in respect of this Agreement.

            SECTION 10.3 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and

            (i) if to the Subordination Agent, addressed to it at its office at:

                  State Street Bank and Trust Company
                  Two International Place
                  Boston, Massachusetts  02110
                  Attention: Corporate Trust Department
                  Fax: (612) 726-0655

            (ii)  if to the Trustee, addressed to it at its office at:

                  State Street Bank and Trust Company of Connecticut, National
                        Association
                  225 Asylum Street, Goodwin Square
                  Hartford, Connecticut 06103
                  Attention: Corporate/Muni Department
                  Fax: (860) 244-1889

            (iii) if to any Liquidity Provider, addressed to it at its office at:

                  Morgan Stanley Capital Services, Inc.
                  1585 Broadway
                  New York, New York 10036
                  Attention: Keith Amburgey
                  Fax: (212) 761-0580

            (iv)  if to the Policy Provider, addressed to it at its office at:

                  MBIA Insurance Corporation
                  113 King Street
                  Armonk, New York 10504
                  Attention: Insured Portfolio Management, Structured Finance
                  Fax: (914) 765-3163

Whenever any notice in writing is required to be given by any Trustee or Liquidity Provider, the Subordination Agent or the Policy Provider to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, if such notice is mailed by certified mail, postage prepaid or by courier service or if such notice is sent by confirmed telecopy addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

            SECTION 10.4 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 10.5 No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

            SECTION 10.6 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided.

            SECTION 10.7 Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            SECTION 10.8 Counterpart Form. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

            SECTION 10.9 Subordination. (a) As between the Liquidity Providers and the Policy Provider, on the one hand, and the Trustees and the Certificateholders, on the other hand, this Agreement shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time.

            (b) Notwithstanding the provisions of this Agreement, if prior to the payment in full to the (i) Liquidity Providers of all Liquidity Obligations then due and payable and (ii) Policy Provider of all Policy Provider Obligations then due and payable, any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

            (c) If any Trustee, any Liquidity Provider, the Subordination Agent or the Policy Provider receives any payment in respect of any obligations owing hereunder (or, in the case of the Liquidity Providers or the Policy Provider, in respect of the Liquidity Obligations or the


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Policy Provider Obligations, as the case may be), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations (or, in the case of the Liquidity Providers or the Policy Provider, such Liquidity Obligations or the Policy Provider Obligations, as the case may
be) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

            (d) The Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers, the Subordination Agent and the Policy Provider confirm that the payment priorities specified in Sections 2.4, 3.2 and
3.3 shall apply in all circumstances, notwithstanding the fact that the obligations owed to the Trustees and the holders of Certificates are secured by certain assets and the Liquidity Obligations and Policy Provider Obligations may not be so secured. The Trustees expressly agree (on behalf of themselves and the holders of Certificates) not to assert priority over the holders of Liquidity Obligations or Policy Provider Obligations due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

            (e) Each of the Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers, the Subordination Agent and the Policy Provider may take any of the following actions without impairing its rights under this Agreement:

                  (i) obtain a lien on any property to secure any amounts owing to it hereunder, including, in the case of the Liquidity Providers and the Policy Provider, the Liquidity Obligations or the Policy Provider Obligations, as the case may be,

                  (ii) obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of the Liquidity Providers and the Policy Provider, any of the Liquidity Obligations or the Policy Provider Obligations, as the case may be,

                  (iii) renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of the Liquidity Providers and the Policy Provider, any of the Liquidity Obligations or the Policy Provider Obligations, as the case may be, or release or compromise any obligation of any obligor with respect thereto,

                  (iv) refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have, or

                  (v) take any other action which might discharge a subordinated party or a surety under applicable law;

provided, however, that the taking of any such actions by any of the Trustees, the Liquidity Providers, the Policy Provider or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.


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            SECTION 10.10 Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

            SECTION 10.11 Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity. (a) Each of the parties hereto hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

            (ii) consents that any such action or proceedings may be brought in such courts, and waives any objection that it may now or hereafter have that the venue of any such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail), postage prepaid, to each party hereto at its address set forth in Section 10.3 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and

            (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Agreement has been made and delivered in the City of New York, and this Agreement has become effective only upon such execution and delivery.

                        (Signature Pages to Follow)




































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                             STATE STREET BANK AND TRUST
                                   COMPANY OF CONNECTICUT,
                                   NATIONAL ASSOCIATION, not in its
                                   individual capacity but solely as Trustee for each of the Trusts


                             By:______________________________________
                               Name:
                               Title:


                             MORGANSTANLEY CAPITAL SERVICES,
                                   INC., as Class G Liquidity Provider, Class B
                                   Liquidity Provider and Class C Liquidity
                                   Provider


                             By:______________________________________
                               Name:
                               Title:


                             STATE STREET BANK AND TRUST
                                   COMPANY, not in its individual capacity
                                   except as expressly set forth herein but solely as Subordination Agent and trustee


                             By:______________________________________
                               Name:
                               Title:


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




                             MBIA INSURANCE CORPORATION
                                   as Policy Provider


                             By:______________________________________
                               Name:
                               Title:










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